     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1998


                                                      REGISTRATION NO. 333-46931

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               PKOH HOLDING CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               OHIO                               5072                            34-6520107
  ------------------------------     ------------------------------     ------------------------------
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I R S EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                              23000 Euclid Avenue
                             Cleveland, Ohio 44117
                                 (216) 692-7200
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                            ------------------------

                                RONALD J. COZEAN
                         Secretary and General Counsel
                               PKOH Holding Corp.
                              23000 Euclid Avenue
                             Cleveland, Ohio 44117
                                 (216) 692-7200
                       (Name, address, including zip code
                         & telephone number, including
                        area code of agent for service)
                            ------------------------
                                    COPY TO:

                            MARY ANN JORGENSON, ESQ.
                        Squire, Sanders & Dempsey L.L.P.
                       4900 Key Tower, 127 Public Square
                           Cleveland, Ohio 44114-1304
                            ------------------------
     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and the effective time of the Merger, as described in the Proxy Statement/Prospectus contained herein.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                           PARK-OHIO INDUSTRIES, INC.
                              23000 EUCLID AVENUE
                             CLEVELAND, OHIO 44117

                                 APRIL 20, 1998


Dear Shareholder:

     You are cordially invited to attend the 1998 annual meeting of shareholders of Park-Ohio Industries, Inc., an Ohio corporation (the "Company"), to be held at the Aurora High School Auditorium, 109 West Pioneer Trail, Aurora, Ohio, on Thursday, May 28, 1998, at 3:30 P.M., Cleveland Time.


     At the meeting, you will be asked to consider and vote upon, among other things, a proposal to reorganize the Company into a holding company form of ownership (the "Reorganization"). The Reorganization proposal, which has been unanimously approved by your Board of Directors, contemplates a tax-free merger ("Merger") involving the Company, a newly formed subsidiary of the Company (the "Holding Company") and a newly formed subsidiary of the Holding Company ("Merger Sub"). As a result of the Merger, (i) the shareholders of the Company would become shareholders of the Holding Company, (ii) the Company would become a wholly-owned subsidiary of the Holding Company, and (iii) Merger Sub would be merged out of existence. Your percentage ownership of Holding Company stock following the Reorganization would be the same as your percentage ownership of Company stock immediately prior to the Reorganization. Following the Reorganization, it is expected that the common stock of the Holding Company would be traded on the Nasdaq Stock Market under the ticker symbol PKOH and the Company would continue to carry on its business in substantially the same manner as before the Reorganization.


     The primary purpose of the Reorganization is to create new avenues for expansion and provide greater access to acquisition financing. Under the current structure, the Company's expansion opportunities are limited by broad financial and operating covenants contained in its financing arrangements with certain lenders. These arrangements, while binding upon the Company and its subsidiaries, expressly allow for the formation of a holding company to conduct activities which are apart from and do not impair the existing collateral base. Accordingly, as a result of the Reorganization, the Holding Company would be free to pursue business strategies and growth opportunities which would not otherwise be available to the Company. While management presently is not considering any particular transaction or arrangement for the business of the Holding Company following the Reorganization, the Reorganization is expected to make available more opportunities for value-enhancing growth in the future.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THAT THE PROPOSED REORGANIZATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     A detailed explanation of the proposed Reorganization and the other matters to be acted upon at the meeting is contained in the accompanying Proxy Statement/Prospectus, which you are urged to read carefully.

     It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please mark, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                                        Sincerely,

                                        /s/ Edward F. Crawford
                                        EDWARD F. CRAWFORD
                                        Chairman, Chief Executive Officer and
                                        President

                           PARK-OHIO INDUSTRIES, INC.
                              23000 EUCLID AVENUE
                             CLEVELAND, OHIO 44117

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the 1998 annual meeting of shareholders of ParkOhio Industries, Inc., an Ohio corporation (the "Company"), will be held at the Aurora High School Auditorium, 109 West Pioneer Trail, Aurora, Ohio, on Thursday, May 28, 1998, at 3:30 P.M., Cleveland Time, for the following purposes:

     1. Election of Directors. To elect four directors, as set forth in the accompanying Proxy Statement/Prospectus, to serve for a term expiring at the annual meeting of shareholders in the year 2000;

     2. Holding Company Reorganization. To approve the Merger Agreement dated February 20, 1998 and the transactions contemplated thereby, as more fully described in the accompanying Proxy Statement/Prospectus;

     3. Long-Term Incentive Plan. To approve the 1998 Long-Term Incentive Plan, the terms of which are described in the accompanying Proxy Statement/Prospectus;

     4. Appointment of Independent Auditors. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1998; and

     5. Other Business. To act on such other matters as may be properly brought before the annual meeting or any adjournments, postponements or continuations thereof.

     Only shareholders of record at the close of business on April 8, 1998 are entitled to notice of and to vote at the meeting.

     All shareholders are invited to attend the annual meeting. To ensure your representation at the annual meeting, however, you are urged to mark, sign and return the enclosed proxy in the accompanying envelope, regardless of whether you expect to attend the annual meeting. No postage is required if mailed in the United States. Your proxy will not be used if you attend the annual meeting and vote in person.

                                        By Order of the Board of Directors

                                        RONALD J. COZEAN
                                          Secretary and General Counsel

April 20, 1998

         PARK-OHIO INDUSTRIES, INC.                         PKOH HOLDING CORP.
             PROXY STATEMENT FOR                              PROSPECTUS FOR
       ANNUAL MEETING OF SHAREHOLDERS               11,000,000 SHARES OF COMMON STOCK,
         TO BE HELD ON MAY 28, 1998                      PAR VALUE $1.00 PER SHARE


     This Proxy Statement/Prospectus is being furnished to shareholders of Park-Ohio Industries, Inc., an Ohio corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders of the Company to be held in the Aurora High School Auditorium, 109 West Pioneer Trail, Aurora, Ohio, on Thursday, May 28, 1998, at 3:30 P.M., Cleveland Time.


     This Proxy Statement/Prospectus also serves as the Prospectus of PKOH Holding Corp., an Ohio corporation (the "Holding Company"), relating to the offering and issuance of shares of common stock, $1.00 par value per share, of the Holding Company ("Holding Company Common Stock") pursuant to an Agreement of Merger, dated February 20, 1998 (the "Merger Agreement"), a copy of which is attached as Appendix A to this Proxy Statement/Prospectus. The Merger Agreement provides for a merger (the "Merger") which will effect a reorganization of the Company into a holding company structure (the "Reorganization").

     Upon effectiveness of the Merger, all of the outstanding shares of common stock, par value $1.00 per share, of the Company ("Park-Ohio Common Stock"), other than Dissenting Shares (as defined below under the caption "Proposed Reorganization -- Rights of Dissenting Shareholders"), will be converted, by operation of law and without any action on the part of the holders thereof, into an equal number of shares of Holding Company Common Stock. As a result of the Merger, shareholders of the Company will become shareholders of the Holding Company and the Company will become a wholly-owned subsidiary of the Holding Company. Following the Reorganization, the Company and its subsidiaries will continue to carry on their respective businesses within the new holding company structure. See "Proposed Reorganization -- Description of the Reorganization."


     This Proxy Statement/Prospectus, the accompanying Notice of 1998 Annual Meeting of Shareholders and the enclosed proxy are first being mailed to shareholders on or about April 22, 1998.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The date of this Proxy Statement/Prospectus is April 20, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates by writing the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site, located at http://www.sec.gov., that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

     If the Reorganization is consummated, the Holding Company will assume reporting responsibilities under the 1934 Act, similar to the responsibilities currently performed by the Company. The Holding Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "1933 Act"), relating to the Holding Company Common Stock to be issued in connection with the Reorganization. This Proxy Statement/Prospectus was filed as part of the Registration Statement as the Prospectus of the Holding Company; however, it does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected at the Commission's public reference facilities in Washington, D.C. and the Commission's regional offices in New York and Chicago at the respective addresses set forth above. In addition, such reports and other information concerning the Company may be inspected at the Commission's Web site (at the internet address set forth above) and at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006-1506.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 000-03134), which has been filed by the Company with the Commission pursuant to the 1934 Act, is incorporated by reference in this Proxy Statement/Prospectus and shall be deemed to be a part hereof.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Proxy Statement/Prospectus and prior to the 1998 annual meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from their respective dates of filing. Any statement contained herein or in any document incorporated or deemed to be incorporated shall be deemed to be modified or superseded for all purposes of this Proxy Statement/Prospectus to the extent that a statement contained in this Proxy Statement/Prospectus or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company hereby undertakes to provide without charge to each person to whom a copy of this Proxy Statement/Prospectus has been delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Proxy Statement/Prospectus (other than exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement/Prospectus incorporates). Persons requesting copies of exhibits to a document that were not specifically incorporated by reference in such document will be charged the costs of reproduction and mailing.

     These documents are available upon request from Ronald J. Cozean, Secretary and General Counsel, PKOH Holding Corp., 23000 Euclid Avenue, Cleveland, Ohio 44117, (216) 692-7200. In order to ensure timely delivery of the documents, any request should be made by May 14, 1998.

                               TABLE OF CONTENTS


                                                              PAGE
Available Information.......................................    2
Incorporation of Certain Documents by Reference.............    2
Summary Information Regarding the Reorganization Proposal...    5
General Information.........................................    8
Election of Directors.......................................    9
  General...................................................    9
  Recommendation and Vote Required..........................    9
  Biographical Information..................................    9
Principal Shareholders......................................   11
Certain Matters Pertaining to the Board of Directors........   13
  Board of Directors and Its Committees.....................   13
  Compensation of the Board of Directors....................   13
Executive Compensation......................................   14
  Summary of Compensation...................................   14
  Stock Options.............................................   14
  Report of the Compensation and Stock Option Committee.....   15
Performance Comparisons.....................................   16
Certain Transactions........................................   16
Proposed Reorganization.....................................   17
  Description of the Reorganization.........................   17
  Effective Time............................................   17
  Reasons for the Reorganization............................   17
  Recommendation and Vote Required..........................   17
  Other Effects of the Merger...............................   18
  Stock Certificates........................................   19
  Rights of Dissenting Shareholders.........................   19
  Certain Federal Income Tax Consequences...................   20
  Restrictions on Affiliates................................   21
  Conditions to Consummation of Merger......................   21
  Amendment, Termination or Waiver..........................   22
Description of Holding Company Capital Stock................   22
Possible Effects of Certain Provisions of Holding Company
  Organizational Documents..................................   22
  Authorized But Unissued Shares............................   23
  Classified Board; No Cumulative Voting....................   23
  Special Vote Required to Approve Certain Transactions with
     Related Persons........................................   24
  Special Vote Required to Approve Certain Control Share
     Acquisitions...........................................   24
  Special Vote Required for Certain Amendments to
     Organizational Documents...............................   26
  Other Provisions..........................................   26
Comparison of Shareholders' Rights..........................   26
  Authorized Shares.........................................   26
  Number and Classification of Directors....................   27
  Responsibilities of Board under Article FIFTH.............   27
  Responsibilities of Board and Shareholder Votes under
     Article SIXTH..........................................   27
  Designated Offices........................................   27
  Cumulative Voting.........................................   28
  Indemnification and Insurance.............................   28
Business....................................................   29
  The Company...............................................   29
  The Holding Company.......................................   29

                                                              PAGE
Management of the Holding Company...........................   29
  Directors.................................................   29
  Officers..................................................   30
Experts.....................................................   30
Legal Matters...............................................   30
Proposed 1998 Long-Term Incentive Plan......................   30
  General...................................................   30
  Summary of 1998 Plan......................................   31
  Certain Federal Income Tax Consequences...................   33
  Effect of Reorganization..................................   34
  Recommendation and Vote Required..........................   34
Appointment of Independent Auditors.........................   34
Shareholder Proposals for the 1999 Annual Meeting...........   35
Annual Report...............................................   35

APPENDICES:
Agreement of Merger dated February 20, 1998.................  A-1
Amended and Restated Articles of Incorporation of the
  Holding Company...........................................  B-1
Code of Regulations of the Holding Company..................  C-1
Dissenters' Rights under Section 1701.85 of the Ohio Revised
  Code......................................................  D-1
1998 Long-Term Incentive Plan...............................  E-1

                              SUMMARY INFORMATION
                     REGARDING THE REORGANIZATION PROPOSAL

     This summary is necessarily general and abbreviated and has been prepared to assist the shareholders of the Company in their review of the Proxy Statement/Prospectus. The summary is not intended to be a complete explanation of the matters covered in the Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in the Proxy Statement/Prospectus and the attached Appendices, which the shareholders of the Company are urged to read carefully.

DESCRIPTION OF THE REORGANIZATION

     The Reorganization of the Company into a holding company structure will be accomplished pursuant to a Merger Agreement dated February 20, 1998 by and among the Company, the Holding Company and PKOH Merger Corp., a wholly-owned subsidiary of the Holding Company formed for the purpose of effecting the Reorganization ("Merger Sub"). The Merger Agreement generally provides for Merger Sub to be merged with and into the Company, with the Company as the surviving corporation. Upon the consummation of the Merger, all of the outstanding shares of Park-Ohio Common Stock (other than Dissenting Shares) will be converted, by operation of law and without any action on the part of the holders thereof, into an equal number of shares of Holding Company Common Stock (on a share-for-share basis). As a result of the Merger: (i) shareholders of the Company will become shareholders of the Holding Company; (ii) the Company will become a wholly-owned subsidiary of the Holding Company; (iii) all of the Holding Company Common Stock issued and outstanding immediately prior to the Merger will be canceled; (iv) the corporate existence of Merger Sub will cease; and (v) in all other respects, the pre-Merger corporate structure of the Company will remain unchanged. See "Proposed Reorganization -- Description of the Reorganization."

PARTIES TO THE REORGANIZATION

     The Holding Company and Merger Sub are newly organized nonoperating corporations formed under the laws of the State of Ohio for the purpose of effecting the Reorganization. As noted above, upon the consummation of the Reorganization, Merger Sub will cease to exist and the Holding Company will become a holding company for the Company.

     The Company (together with its operating subsidiaries) operates diversified logistics and manufacturing businesses which serve a wide variety of industrial markets. The Company's Manufactured Products Segment designs and manufactures a broad range of high quality products engineered for specific customer applications in the automotive, railroad, truck and aerospace industries. The Company's Logistics Segment is a leading national supplier of fasteners (e.g., nuts, bolts and screws) and other industrial products to manufacturers and distributors in the transportation, industrial, electrical and lawn and garden equipment industries. Following the Reorganization, the Company and its subsidiaries will continue to carry on their respective businesses within the new holding company structure. See "Business -- The Company."

     The principal executive offices of the Holding Company and the Company are located at 23000 Euclid Avenue, Cleveland, Ohio 44117 and their telephone number is (216) 692-7200.

EFFECTIVE TIME

     The Merger will be effective upon the filing of a certificate of merger relating to the Merger (the "Certificate of Merger") with the Secretary of State of Ohio (the "Effective Time"). Such filing will be made as soon as practicable following the satisfaction or waiver of all conditions set forth in the Merger Agreement.

REASONS FOR THE REORGANIZATION

     The Board of Directors of the Company believes that a holding company structure will benefit the Company by, among other things, creating new avenues for expansion and providing greater access to acquisition financing. Under the current structure, the Company's expansion opportunities are limited by broad financial and operating covenants contained in its financing arrangements with certain lenders. These arrangements, while binding upon the Company and its subsidiaries, expressly allow for the formation of a holding company to conduct activities which are apart from and do not impair the existing collateral base. Accordingly, as a result of the Reorganization, the Holding Company would be free to pursue business strategies and growth opportunities which would not otherwise be available to the Company. While management presently is not considering any particular transaction or arrangement for the business of the Holding Company following the Reorganization, the Reorganization is expected to make available more opportunities for value-enhancing growth in the future.

RECOMMENDATION AND VOTE REQUIRED

     Holders of record of Park-Ohio Common Stock at the close of business on April 8, 1998 are entitled to vote at the 1998 annual meeting. A majority of the outstanding shares of Park-Ohio Common Stock must be voted "FOR" Proposal 2 at the 1998 annual meeting in order to approve the Reorganization. Your Board of Directors has unanimously approved the Reorganization proposal and believes the Reorganization is in the best interests of the Company and its shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

MANAGEMENT OF HOLDING COMPANY

     The authorized number of directors of the Holding Company is presently fixed at nine. Holding Company directors are divided into three classes and elected for three-year terms so that the term of office of one class expires at each annual meeting, upon election of successors. There is presently one vacancy in the class of directors whose term is due to expire at the annual meeting of Holding Company shareholders in the year 2001. While the initial directors of the Holding Company consist of the same eight persons who are currently directors of the Company, the classification and terms of such directors at the Holding Company level differ from the classification and terms of such directors at the Company level. See "Election of Directors" and "Management of the Holding Company." The officers of the Holding Company consist of the same persons who are presently serving as officers of the Company.

COMPARISON OF SHAREHOLDERS' RIGHTS


     The Amended and Restated Articles of Incorporation and Code of Regulations of the Holding Company (respectively, the "Holding Company Articles" and "Holding Company Regulations") contain provisions which vary in some respects from the Articles of Incorporation and Code of Regulations of the Company (respectively, the "Company Articles" and "Company Regulations"), including an increase in the number of authorized shares; the number and classification of directors; the procedure for amending the Regulations; the responsibility of the Board under Articles FIFTH and SIXTH, and shareholder votes under Article SIXTH, of the Holding Company Articles; elimination of cumulative voting; the designation of the office of Vice Chairman; and certain changes in director and officer indemnification. In addition, as is the case with the current Company Articles and Company Regulations, certain provisions of the Holding Company Articles and Holding Company Regulations may be deemed to have anti-takeover effects which could delay, deter or prevent a tender offer or takeover attempt, including one involving a premium over the market price for the Holding Company Common Stock. While the Board of Directors of the Holding Company believes that these provisions will have a positive effect on long-term shareholder value, there can be no assurance that such provisions would not at some point in time, depending on market and other conditions, adversely affect the market price for the Holding Company Common Stock. For a description of the Holding Company Common Stock and comparison of the respective rights of shareholders of the Company and prospective shareholders of the Holding Company, see "Description of Holding Company Capital Stock," "Possible Effects of Certain Provisions of Holding Company Organizational Documents" and "Comparison of Shareholders' Rights" below.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to qualify for federal income tax purposes as a taxfree reorganization under Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code ("Code"), or as a tax-free exchange under Section 351(a) of the Code, in which no gain or loss will be recognized by Company shareholders upon the conversion of their shares of Park-Ohio Common Stock into shares of Holding Company Common Stock pursuant to the Merger. See "Proposed
Reorganization -- Certain Federal Income Tax Consequences."

RIGHTS OF DISSENTING SHAREHOLDERS

     Holders of Park-Ohio Common Stock who comply with the requirements of
Section 1701.85 of the Ohio Revised Code will be entitled to dissenters' rights if the Merger is consummated. Only shareholders who do not vote in favor of the proposed Reorganization at the 1998 annual meeting may exercise dissenters' rights. To perfect their dissenters' rights, such shareholders must send a written demand for payment for their shares of Park-Ohio Common Stock within ten days after the 1998 annual meeting and comply with all other requirements of
Section 1701.85. See "Proposed Reorganization -- Rights of Dissenting Shareholders." See also Appendix D to this Proxy Statement/Prospectus, which sets forth the text of Section 1701.85.

STOCK CERTIFICATES

     No Holding Company Common Stock certificates are expected to be issued immediately following the Merger. Instead, following the Effective Time, the Park-Ohio Common Stock certificates which were outstanding immediately prior to the Effective Time will be deemed for all purposes to represent the shares of Holding Company Common Stock into which the shares of Park-Ohio Common Stock formerly evidenced by such certificates were converted pursuant to the Merger. SHAREHOLDERS OF THE COMPANY SHOULD NOT SURRENDER THEIR PARK-OHIO COMMON STOCK CERTIFICATES FOR EXCHANGE AT THIS TIME. It is expected that Holding Company Common Stock certificates will be issued only in connection with future transfers of Holding Company Common Stock (upon surrender of the Park-Ohio Common Stock certificate for transfer), or upon specific request by a shareholder following the consummation of the Merger.

OTHER EFFECTS OF THE MERGER

     Approval of the Merger Agreement and the Reorganization by the shareholders of the Company at the 1998 annual meeting will also constitute approval by such shareholders, as prospective shareholders of the Holding Company, of the Merger Agreement provisions relating to the Holding Company, including, among other things, the adoption by the Holding Company of the Holding Company Articles and Holding Company Regulations, the use of Holding Company Common Stock in the administration of certain Company benefit plans, the listing of the Holding Company Common Stock for trading on the Nasdaq Stock Market and the election to the Holding Company Board of Directors of the persons who are serving on the Board of Directors of the Holding Company immediately prior to the Merger, all as further described herein. See "Proposed Reorganization -- Other Effects of the Merger."

CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the Merger is subject to certain conditions precedent, including receipt by the Company of an opinion from its legal counsel as to the federal income tax consequences described herein, the filing and effectiveness of the Holding Company Articles and the satisfaction of all conditions established by the Nasdaq Stock Market for listing the Holding Company Common Stock for trading on such market following the Effective Time. See "Proposed Reorganization -- Conditions to Consummation of the Merger."

AMENDMENT, TERMINATION OR WAIVER

     The Board of Directors of the Company may cause the Merger Agreement to be amended or terminated (and may cause any term or condition thereof to be waived) at any time prior to the filing of the Certificate of Merger with the State of Ohio if it determines for any reason that such amendment, termination or waiver would be advisable. However, no such amendment or waiver may be effected after shareholder approval of the Merger Agreement if such amendment or waiver would
(i) alter or change the amount or kind of shares to be received by shareholders of the Company in the Merger or (ii) result in alterations or changes which, alone or in the aggregate, materially adversely affect the rights of such shareholders.

SHAREHOLDER QUESTIONS


     Representatives of Morrow & Co. Inc., which is assisting in the proxy solicitation, will be available to help answer any questions shareholders may have concerning the Reorganization proposal or any other matter to be acted upon at the annual meeting. A special toll-free telephone number, 1-800-566-9061, has been established for this purpose.


                              GENERAL INFORMATION


     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of shareholders of the Company to be held at the Aurora High School Auditorium, 109 West Pioneer Trail, Aurora, Ohio, on Thursday, May 28, 1998, at 3:30 P.M., Cleveland Time, and any and all adjournments, postponements or continuations thereof. This Proxy Statement/Prospectus and the accompanying Notice of 1998 Annual Meeting of Shareholders and proxy are first being mailed to shareholders on or about April 22, 1998. A shareholder giving a proxy may revoke it, without affecting any vote previously taken, by a later appointment received by the Company or by giving notice to the Company in writing or in open meeting. Attendance at the meeting will not in itself revoke a proxy. Shares represented by properly executed proxies will be voted at the meeting. If a shareholder has specified how the proxy is to be voted with respect to a matter listed on the proxy it will be voted in accordance with such specifications, and if no specification is made the executed proxy will be voted "FOR" the election of the nominees for directors and "FOR" the other proposals listed on the proxy; provided, however, that if the election of directors is by cumulative voting (as described below), the persons appointed by the accompanying proxy intend to cumulate the votes represented by proxies they receive and distribute such votes in accordance with their best judgment.



     Under the Company Articles, shareholders are entitled to request cumulative voting in the election of directors. Cumulative voting means that each shareholder is entitled to a number of votes equal to the number of shares owned by such shareholder multiplied by the number of directors to be elected. In an election involving cumulative voting, each shareholder may cast all votes for a single nominee or may distribute votes among as many nominees as such shareholder sees fit. Shareholders will have cumulative voting if notice in writing is given by any shareholder to the President or any Vice President or the Secretary of the Company, not less than forty-eight hours before the time fixed for holding the meeting, that the shareholder desires that the voting for election of directors be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting. Such announcement may be made by the Chairman or the Secretary of the Company or by or on behalf of the shareholder giving such notice.



     The record date for the determination of shareholders entitled to notice of and to vote at the 1998 annual meeting is April 8, 1998. As of April 8, 1998, there were issued and outstanding 10,990,001 shares of Park-Ohio Common Stock. Each share has one vote.


     So far as the Company is aware, no matters other than those described in this proxy statement will be presented to the meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates thereon in accordance with their best judgment. Abstentions and broker non-votes will be counted as present at the meeting for purposes of determining a quorum, but will not be counted as voting, except as otherwise required by law and indicated herein.

     The cost of soliciting proxies, including the charges and expenses incurred by persons holding shares in their name as nominee for the forwarding of proxy materials to the beneficial owners of such shares, will be borne by the Company. Proxies may be solicited by officers and employees of the Company, by letter, by telephone or in person. Such individuals will not be additionally compensated but may be reimbursed by the Company for reasonable out-of-pocket expenses incurred in connection therewith. In addition, the Company has retained Morrow & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee, estimated to be $20,000, plus reimbursement of out-of-pocket expenses.

                             ELECTION OF DIRECTORS

GENERAL

     The authorized number of directors of the Company is presently fixed at nine, divided into two classes of four members and five members, respectively. The directors of each class are elected for two-year terms so that the term of office of one class of directors expires at each annual meeting. One vacancy presently exists in the class of directors whose term of office is due to expire at the 1999 annual meeting.

     In August 1997, the Board appointed Matthew V. Crawford to fill the vacancy created by Mr. John J. Murray's resignation and to serve as a director for the remainder of the unexpired term. In February 1998, following the death of Richard S. Sheetz, the Board appointed Felix J. Tarorick to serve as a director for the remainder of Mr. Sheetz' unexpired term. Also in February 1998, the Board increased the number of authorized directors from seven to nine and appointed Kevin R. Greene to serve as a director for a term which is due to expire at the 1999 annual meeting.

     The terms of office of Lewis E. Hatch, Jr., Thomas E. McGinty, Lawrence O. Selhorst and Felix J. Tarorick will expire on the day of the 1998 annual meeting, upon election of successors. The Board of Directors has nominated each such director to be re-elected for a two-year term and until his successor is elected and qualified. The persons named in the accompanying proxy will vote the proxies received by them (unless authority to vote is withheld) for the election of Lewis E. Hatch, Jr., Thomas E. McGinty, Lawrence O. Selhorst and Felix J. Tarorick. If any nominee is not available at the time of election, the proxy holders may vote in their discretion for a substitute or such vacancy may be filled later by the Board. The Company has no reason to believe any nominee will be unavailable.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a plurality of the shares of Park-Ohio Common Stock represented at the meeting is required to elect Lewis E. Hatch, Jr., Thomas E. McGinty, Lawrence O. Selhorst and Felix J. Tarorick as directors of the Company to serve until the annual meeting of shareholders in the year 2000.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" LEWIS E. HATCH, JR., THOMAS E. MCGINTY, LAWRENCE O. SELHORST AND FELIX J. TARORICK AS DIRECTORS.

BIOGRAPHICAL INFORMATION

     Information is set forth below regarding the nominees for election and the directors who will continue in office as directors of the Company after the meeting, including their ages, principal occupations during the past five years and other directorships presently held. Also set forth is the date each was first elected as a director of the Company or a corporation that has been merged into the Company. While the Holding Company Board presently consists of the same eight persons listed below, its directors are classified differently and have different terms of office than do Company directors. If the Reorganization is approved and consummated, shareholders of the Company will become shareholders of the Holding Company. For further information concerning the Holding Company Board of Directors and the ways in which it differs from the Company Board of Directors, see "Comparison of Shareholders' Rights -- Number and Classification of Directors" and "Management of the Holding Company -- Directors."

                                      NOMINEES FOR ELECTION
--------------------------------------------------------------------------------------------------
                                                          PRINCIPAL OCCUPATION
            NAME               AGE                      AND OTHER DIRECTORSHIPS
            ----              ------                    -----------------------
Lewis E. Hatch, Jr.+#           71    Director of the Company since 1992; retired, former Chairman and Chief Operating Officer, Rusch International
                                      (international medical device company) from 1986 to July
                                      1992; Director, Teleflex, Incorporated and ImageMax, Inc.

Thomas E. McGinty*+             68    Director of the Company since 1986; former Interim Chairman of the Board and Chief Executive Officer of the Company from
                                      November, 1991 to June, 1992; President, Belvoir
                                      Consultants, Inc. (management consultants) since 1983

Lawrence O. Selhorst#+          65    Director of the Company since 1995; Chairman of the Board
                                      and Chief Executive Officer of American Spring Wire
                                      Corporation (spring wire manufacturer) since 1968; former
                                      Chairman of the Board of RB&W Corporation from September,
                                      1992 to March, 1995; Director, Lincoln Electric Company

Felix J. Tarorick               55    Director of the Company since 1998; Vice President of
                                      Operations of the Company since 1996; President of the
                                      Company's Metal Forming Group since 1995; President of Kay
                                      Home Products, Inc. since 1992


                                 DIRECTORS WHOSE TERMS OF OFFICE
                                 WILL CONTINUE AFTER THE MEETING
--------------------------------------------------------------------------------------------------
                                                          PRINCIPAL OCCUPATION
            NAME               AGE                      AND OTHER DIRECTORSHIPS
            ----              ------                    -----------------------
Edward F. Crawford*             58    Director of the Company since 1992; Chairman and Chief
                                      Executive Officer of the Company since 1992; President of
                                      the Company since 1997; former Director of the Company from
                                      1989 until 1991; Chairman and Chief Executive Officer,
                                      Crawford Group, Inc. (manufacturing businesses) since 1964;
                                      Director of Continental Global Group, Inc.

Matthew V. Crawford             28    Director of the Company since 1997; Assistant Secretary and
                                      Corporate Counsel of the Company since February 1995;
                                      President of Crawford Container Company since 1991

James W. Wert*#                 51    Director of the Company since 1992; retired, former Senior
                                      Executive Vice President and Chief Investment Officer,
                                      KeyCorp (financial services company) from August, 1995 to
                                      July, 1996; Chief Financial Officer, KeyCorp from 1994 to
                                      1995; Vice Chairman and Chief Financial Officer, Society
                                      Corporation (financial services company) from 1990 to 1994;
                                      Director of Continental Global Group, Inc.

Kevin R. Greene                 39    Director of the Company since 1998; Chairman and Chief
                                      Executive Officer of Value Investing Partners, Inc.
                                      (international investment banking firm) since 1992; formerly a management consultant with McKinsey & Company; President of Board of Trustees of Oratory Prep in Summit, NJ


---------------

 *Member, Executive Committee

 +Member, Audit Committee

#Member, Compensation and Stock Option Committee

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of Park-Ohio Common Stock by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than five percent of the outstanding Park-Ohio Common Stock; (ii) each director of the Company; (iii) each Named Executive Officer individually; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the information is as of March 31, 1998 and the nature of beneficial ownership consists of sole voting and investment power.


                                                               SHARES OF
                  NAME OF BENEFICIAL OWNER                    COMMON STOCK   PERCENT OF CLASS
                  ------------------------                    ------------   ----------------
Edward F. Crawford..........................................   2,907,000(a)        26.0%
Matthew V. Crawford.........................................     313,933(b)         2.9%
Kevin R. Greene.............................................           0              *
Thomas E. McGinty...........................................     123,700(c)         1.1%
Felix J. Tarorick...........................................      89,167(d)           *
James S. Walker.............................................      62,267(e)           *
James W. Wert...............................................      47,000(c)           *
Lawrence O. Selhorst........................................      43,701(c)           *
Lewis E. Hatch, Jr..........................................      26,060(c)           *
Ronald J. Cozean............................................      34,667(f)           *
Patrick W. Fogarty..........................................      16,000(g)           *
Pioneering Management Corporation...........................     980,000(h)         8.9%
Kennedy Capital Management, Inc.............................     715,550(i)         6.5%
Dimensional Fund Advisors, Inc..............................     703,761(j)         6.4%
Artisan Partners Limited Partnership........................     599,700(k)         5.5%
Directors and executive officers as a group (11 persons)....   3,663,495           32.2%


---------------

* Less than one percent.


(a)     The total includes 2,675,000 shares over which Mr. E.
        Crawford has sole voting and investment power, 22,500 shares owned by L'Accent de Provence of which Mr. E. Crawford is President and owner of 25% of its capital stock and over which Mr. E. Crawford shares voting and investment power, 9,500 shares owned by Mr. E. Crawford's wife as to which Mr.
        E. Crawford disclaims beneficial ownership, and 200,000 shares subject to stock options currently exercisable. The address of Mr. E. Crawford is the business address of the Company.
(b) Includes 8,333 shares of Park-Ohio Common Stock issuable pursuant to currently exercisable stock options.
(c) Includes 12,000 shares of Park-Ohio Common Stock issuable pursuant to currently exercisable stock options.
(d) Includes 36,667 shares of Park-Ohio Common Stock issuable pursuant to currently exercisable stock options.
(e) Includes 36,667 shares of Park-Ohio Common Stock issuable pursuant to currently exercisable stock options.
(f) Includes 34,667 shares of Park-Ohio Common Stock issuable pursuant to currently exercisable stock options.
(g) Includes 16,000 shares of Park-Ohio Common Stock issuable pursuant to currently exercisable stock options.
(h)     Based on information set forth on Amendment No. 3 to
        Schedule 13G dated January 21, 1998. Pioneering Management
        Corporation ("PMC"), a registered investment advisor, reported sole voting power and sole investment power over the 980,000 shares beneficially owned as of December 31, 1997. The address for PMC is 60 State Street, Boston,
        Massachusetts 02109.

(i)     Based on information set forth on Amendment No. 1 to
        Schedule 13G dated February 10, 1998. Included in the
        715,550 shares beneficially owned as of December 31, 1997 are 614,150 shares which Kennedy Capital Management, Inc.
        ("Kennedy Capital") reports it has sole voting power.
        Kennedy Capital reported sole investment power over all the shares. The address of Kennedy Capital is 10829 Olive Blvd.,
        St. Louis, Missouri 63141.
(j)     Based on information set forth on Amendment No. 1 to
        Schedule 13G dated February 6, 1998. Dimensional Fund
        Advisors Inc. ("Dimensional"), a registered investment advisor, reported beneficial ownership of 703,761 shares of Park-Ohio Common Stock as of December 31, 1997, all of which shares were held in portfolios of DFA Investment Dimensions
        Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation
        Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional reported sole voting and investment power with respect to all of such shares, but disclaims beneficial ownership of all such shares. The address for Dimensional is 1299 Ocean Avenue, 11th Floor,
        Santa Monica, California 90401.
(k)     Based on information set forth on Schedule 13G dated
        February 10, 1998. Artisan Partners Limited Partnership
        ("Artisan Partners") reported beneficial ownership of 599,700 shares as of December 31, 1997. Artisan Partners reported shared voting and investment power with respect to all such shares. The address for Artisan Partners is 1000
        North Water Street, #1770, Milwaukee, Wisconsin 53202.

              CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS


BOARD OF DIRECTORS AND ITS COMMITTEES


     The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation and Stock Option Committee and an Outside Directors Committee. During 1997, the Board held six meetings, the Audit Committee held two meetings, the Compensation and Stock Option Committee (the "Compensation Committee") held one meeting, the Executive Committee held no meetings and the Outside Directors Committee held one meeting. During 1997, each of the directors attended at least 75% of the meetings of the Board and of any committee on which he served.


     Except as otherwise provided in the Company Regulations, the Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company when necessary in between meetings of the Board of Directors. The Executive Committee consists of Messrs. E. Crawford, McGinty and Wert, with Mr. McGinty as its chairman.


     The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized to: (i) make recommendations to the Board of Directors regarding the engagement of the Company's independent accountants; (ii) review the plan, scope and results of the annual audit, the independent auditors' letter of comments and management's response thereto, and the scope of any nonaudit services which may be performed by the independent auditors; (iii) manage the Company's policies and procedures with respect to internal accounting and financial controls; and (iv) review any changes in accounting policy. The Audit Committee consists of Messrs. Hatch, McGinty and Selhorst, with Mr. Hatch as its chairman.

     The Compensation Committee is authorized and directed to: (i) review and approve the compensation and benefits of the executive officers; (ii) review and approve the annual salary plans; (iii) review management organization and development; (iv) review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees; and
(v) administer any stock option plans which may be adopted and the granting of options under such plans. The Compensation Committee consists of Messrs. Hatch, Selhorst and Wert, with Mr. Selhorst as its chairman.

     The Outside Directors Committee is authorized to review corporate governance matters, including any potential conflict of interest that may arise involving certain, if any, employee directors. The Outside Directors Committee consists of Messrs. Hatch, McGinty, Selhorst and Wert, with Mr. Wert as its chairman.

COMPENSATION OF THE BOARD OF DIRECTORS

     The Company compensates nonemployee directors for serving on the Board of Directors and reimburses them for any expenses incurred as a result of Board of Directors meetings. Nonemployee directors receive compensation in the form of option grants in accordance with the Company's 1996 Non-employee Director Stock Option Plan approved by the shareholders of the Company at the 1996 Annual Meeting. During 1997, Messrs. Hatch, McGinty, Selhorst and Wert each received a nonstatutory stock option to purchase 6,000 shares of Common Stock.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth the respective amounts of compensation paid to the Chairman of the Board and Chief Executive Officer and the four other highest paid executive officers of the Company (collectively, the "Named Executive Officers") for each of the years indicated.

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                  ANNUAL COMPENSATION       SECURITIES   ------------
                                              ---------------------------   UNDERLYING    ALL OTHER
                                                                             OPTIONS/      COMPEN-
        NAME AND PRINCIPAL POSITION           YEAR   SALARY($)   BONUS($)   SARS(#)(2)   SATION($)(3)
        ---------------------------           ----   ---------   --------   ----------   ------------
Edward F. Crawford..........................  1997    225,000     80,000           0          164
  Chairman of the Board, Chief                1996    225,000      2,000     500,000          164
  Executive Officer and President             1995    225,000          0           0          164
Felix J. Tarorick (1).......................  1997    150,000     45,000           0        3,164
  Vice President of Operations                1996    150,000     25,000      10,000        3,164
James S. Walker.............................  1997    170,000     21,250           0        3,164
  Vice President and Chief Financial Officer  1996    140,000     30,000      10,000        3,164
                                              1995    140,000     20,000      10,000        3,464
Ronald J. Cozean............................  1997    100,000     25,000           0        2,664
  Secretary and General Counsel               1996    100,000     25,000       7,000        2,664
                                              1995     90,000     20,000      10,000        1,464
Patrick W. Fogarty (1)......................  1997    110,000     25,000           0        2,864
  Director of Corporate Development           1996    110,000     10,000       4,000        2,564

---------------

(1) Mr. Tarorick and Mr. Fogarty became executive officers in 1996.

(2) Reflects the number of shares of Park-Ohio Common Stock covered by stock options granted during the years shown. No stock appreciation rights ("SARs") were granted to the Named Executive Officers during the years shown.

(3) For the year ended December 31, 1997, all other compensation includes contributions made by the Company under the Company's Supplemental Defined Contribution Plan as follows: Mr. Tarorick $3,000 and Mr. Walker $3,000, and under the Company's Individual Account Retirement Plan: Mr. Cozean $2,500 and Mr. Fogarty $2,700; and insurance premiums paid by the Company as follows: Mr. Crawford $164, Mr. Tarorick $164, Mr. Walker $164, Mr. Cozean $164 and Mr. Fogarty $164.

STOCK OPTIONS

     The Company has in effect an Amended and Restated 1992 Stock Option Plan (the "1992 Plan") that permits the granting of "non-statutory stock options" and "incentive stock options." The 1992 Plan is administered by the Compensation Committee of the Board of Directors, which has authority to select officers and key employees to be participants and to determine the type and number of awards to be granted.

     The number of shares currently available for grant under the 1992 Plan shall not exceed 850,000, subject to certain adjustments. The option price for stock options granted under the 1992 Plan is fixed by the Compensation Committee, but in no event will it be less than the fair market value of the Park-Ohio Common Stock on the date of grant. The 1992 Plan provides that the fair market value shall be the Nasdaq closing price on the trading day immediately preceding the date on which the option is granted. Options may be granted under the 1992 Plan at any time on or prior to February 18, 2002.

     No stock options were granted to the Named Executive Officers during 1997.

     The following table sets forth information regarding the exercise of stock options by Named Executive Officers in 1997 and the value of unexercised options as of December 31, 1997.

                    AGGREGATED OPTION/SAR EXERCISES IN 1997

                    AND DECEMBER 31, 1997 OPTION/SAR VALUES




                                                                                       VALUE OF
                                                                  NUMBER OF           UNEXERCISED
                                                                 UNEXERCISED         IN-THE-MONEY
                                                               OPTIONS/SARS AT      OPTIONS/SARS AT
                                     SHARES                   DECEMBER 31, 1997    DECEMBER 31, 1997
                                   ACQUIRED ON     VALUE        EXERCISABLE/         EXERCISABLE/
              NAME                  EXERCISE      REALIZED      UNEXERCISABLE      UNEXERCISABLE(1)
              ----                 -----------    --------    -----------------   -------------------
Ronald J. Cozean.................       None           N/A        29,000/8,000       $164,126/$46,999
Edward F. Crawford...............    100,000      $787,500     100,000/400,000    $462,500/$1,850,000
Felix J. Tarorick................     25,000      $196,875       30,000/10,000       $226,876/$56,249
James S. Walker..................     25,000      $196,875       30,000/10,000       $226,876/$56,249
Patrick W. Fogarty...............       None           N/A        14,666/9,334        $59,497/$39,003


---------------


(1) The "Value of Unexercised In-the-Money Options/SARs at December 31, 1997" was calculated by determining the difference between the fair market value of the underlying Park-Ohio Common Stock at December 31, 1997 (the Nasdaq closing price of the Park-Ohio Common Stock on December 31, 1997 was $18.25) and the exercise price of the option. An option is "In-the-Money" when the fair market value of the underlying Park-Ohio Common Stock exceeds the exercise price of the option.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE


     Mr. Crawford, Chairman, Chief Executive Officer, and President, Mr. Tarorick, Vice President of Operations, Mr. Walker, Vice President and Chief Financial Officer, Mr. Cozean, Secretary and General Counsel, and Mr. Fogarty, Director of Development, are the named executive officers of the Company. Messrs. Crawford, Tarorick, Walker, Cozean and Fogarty receive a base salary and are eligible to receive a bonus and stock options under the 1992 Plan. The Compensation Committee administers the 1992 Plan and is empowered to grant options to officers and key employees of the Company and its subsidiaries.



     The Compensation Committee's objective is to compensate executive officers based on effort and contribution to the Company. Therefore, base salaries are set below industry norms, but the executive officer has the opportunity to earn a sizeable percentage of his base salary as a bonus based on merit. Bonuses for executive officers, other than the CEO and Vice President of Operations, are recommended to the Committee by Mr. Crawford based on his subjective determination of the executive's performance. The Vice President of Operations' bonus is determined based on the operating profit of the businesses which he principally oversees. The CEO's bonus is determined by the Compensation Committee based on discussions with Mr. Crawford regarding the earnings performance of the Company and a self-evaluation of his performance.



     During 1997, the base salaries for all executive officers were identical to base salaries for 1996, except for Mr. Walker who received a $30,000 increase in his base salary. No options were granted to executive officers in 1997. Executive officers did receive bonuses. Mr. Crawford recommended that Messrs. Walker, Cozean, and Fogarty receive bonuses of $21,250, $25,000 and $25,000 respectively. The Compensation Committee approved these bonuses. The Compensation Committee approved a bonus of $45,000 for Mr. Tarorick based on the operating profits of the companies he oversees.



     Mr. Crawford's base salary, $225,000, has been constant for the past five years. Mr. Crawford's bonus for 1997 was $80,000. In light of the Company's performance in 1997, the Compensation Committee believes that Mr. Crawford's compensation for 1997 is below average relative to industry norms.



     As described under "Proposed 1998 Long-Term Incentive Plan" herein, the Compensation Committee has recommended the adoption of a new long-term incentive plan to replace the Company's 1992 Plan.



     During 1997, the members of the Compensation Committee were:


  Lewis E. Hatch, Jr.
  Lawrence O. Selhorst, Chairman
  James W. Wert

                            PERFORMANCE COMPARISONS

     The chart set forth below compares the cumulative total shareholder return of the Company for the five years ended December 31, 1997 to (a) the Total Return Index for the Nasdaq Stock Market (U.S. Companies), and (b) a group of peer companies selected by the Company on the basis of similar business lines and comparable market capitalization, number of employees, and total sales. In all cases shown, the chart assumes the investment of $100 on December 31, 1992 and the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              PARK-OHIO, NASDAQ STOCK MARKET (U.S. COMPANIES) AND
                           SELF-DETERMINED PEER GROUP

                                                         NASDAQ STOCK
        MEASUREMENT PERIOD              PARK-OHIO         MARKET (US       SELF-DETERMINED
      (FISCAL YEAR COVERED)         INDUSTRIES, INC.      COMPANIES)         PEER GROUP
12/31/92                                          100                100                100
12/31/93                                        257.5              114.8               97.7
12/30/94                                        257.5              112.2               92.7
12/29/95                                        322.5              158.7              137.0
12/31/96                                        257.5              195.2              200.6
12/31/97                                        365.0              239.5              199.6

     (1) The index is issued by the University of Chicago Graduate School of Business, Center for Research in Security Prices.

     (2) This peer group is comprised of Gehl Company, Walbro Corporation, Essef Corporation, Ameriwood Industries International Corporation, and Wyman Gordon Corporation. Companies were chosen based on similarity of Standard Industrial Classification codes and a combination of comparable market capitalization, number of employees, and total sales. The returns of each issuer have been weighted according to the respective company's stock market capitalization. Market capitalization is determined by price times shares outstanding at the close of the previous day.

                              CERTAIN TRANSACTIONS


     GAMCO, a wholly-owned subsidiary of the Company, leases space in three buildings in Conneaut, Ohio: (i) a 91,500 square foot facility owned by a company owned by Mr. M. Crawford, at a monthly rent of $27,000; (ii) an additional 70,000 square foot attached facility owned by the same company, at a monthly rate of $9,000; and (iii) a separate 50,000 square foot facility owned by Mrs. E. Crawford, at a monthly rent of $3,000. Ajax leases a facility in Cleveland, Ohio at a monthly rent of $20,833. This facility is owned by a corporation whose shareholders are Mr. E. Crawford and his son, Mr. M. Crawford.


     Value Investing Partners, Inc. of which Kevin R. Greene is the Chairman and Chief Executive Officer, received $100,000 from the Company for its participation in the placement of the Company's 9-1/4% Senior Subordinated Notes due 2007.

     The Company believes that the foregoing transactions are all on terms at least as favorable to the Company as if negotiated on an arms-length basis with unrelated third parties.

                            PROPOSED REORGANIZATION

DESCRIPTION OF THE REORGANIZATION

     The Reorganization of the Company into a holding company structure will be accomplished pursuant to a Merger Agreement dated February 20, 1998 by and among the Company, the Holding Company and Merger Sub. The Merger Agreement has been approved by the respective Boards of Directors of the Company, the Holding Company and Merger Sub. In addition, the Merger Agreement has been approved by the Company in its capacity as sole shareholder of the Holding Company and by the Holding Company in its capacity as sole shareholder of Merger Sub.

     The Merger Agreement provides for a Merger in which Merger Sub is merged with and into the Company, with the Company as the surviving corporation. At the Effective Time, all of the shares of Park-Ohio Common Stock outstanding immediately prior to the Effective Time will be converted, by operation of law and without any action on the part of the holders thereof, into an equal number of shares of Holding Company Common Stock, subject to the rights of Dissenting Shareholders, as described below under the caption "Rights of Dissenting Shareholders." All of the shares of Merger Sub outstanding immediately prior to the Effective Time will be converted at the Effective Time into 100 shares of Park-Ohio Common Stock, which shares will constitute all of the shares of ParkOhio Common Stock issued and outstanding immediately following the Effective Time. The shares of Holding Company Common Stock outstanding immediately prior to the Effective Time will be canceled and any cash or other property paid by the Company to subscribe to such shares will be refunded to the Company.

     As a result of the Merger, (i) the Company will become a wholly-owned subsidiary of the Holding Company; (ii) shareholders of the Company will become shareholders of the Holding Company; (iii) Merger Sub will be merged out of existence; and (iv) in all other respects, the pre-Merger corporate structure of the Company and its subsidiaries will remain unchanged.

EFFECTIVE TIME

     The Merger will be effective upon the filing of the Certificate of Merger with the Secretary of State of Ohio. Such filing will be made as soon as practicable following the satisfaction or waiver of all conditions set forth in the Merger Agreement.

REASONS FOR THE REORGANIZATION

     The Board of Directors of the Company believes that a holding company structure will benefit the Company by, among other things, creating new avenues for expansion and providing greater access to acquisition financing. Under the current structure, the Company's expansion opportunities are limited by broad financial and operating covenants contained in its financing arrangements with certain lenders. These arrangements, while binding upon the Company and its subsidiaries, expressly allow for the formation of a holding company to conduct activities which are apart from and do not impair the existing collateral base. Accordingly, as a result of the Reorganization, the Holding Company would be free to pursue business strategies and growth opportunities which would not otherwise be available to the Company. While management presently is not considering any particular transaction or arrangement for the business of the Holding Company following the Reorganization, the Reorganization is expected to make available more opportunities for value-enhancing growth in the future.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of Park-Ohio Common Stock is required to approve the Merger Agreement and the Reorganization proposal.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REORGANIZATION PROPOSAL AND BELIEVES THE REORGANIZATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

OTHER EFFECTS OF THE MERGER

     Approval of the Merger Agreement and the Reorganization by the shareholders of the Company at the 1998 annual meeting will also constitute approval by such shareholders, as prospective shareholders of the Holding Company Common Stock, of all provisions of the Merger Agreement which relate to the Holding Company, including the actions summarized below. Shareholders are urged to review carefully all of the provisions of the Merger Agreement, the Holding Company Articles and the Holding Company Regulations, attached as Appendices A, B and C, respectively, to this Proxy Statement/Prospectus.

     Organizational Documents. The Merger Agreement provides that the Holding Company Articles (in the form of Appendix B attached to this Proxy Statement/Prospectus) shall be filed with the Secretary of State of Ohio, and shall become effective in accordance with Ohio law, on or before the Effective Time. The Merger Agreement further provides that the Holding Company Articles and Holding Company Regulations in effect immediately prior to the Effective Time shall be and continue to be the Holding Company Articles and Holding Company Regulations at and after the Effective Time until thereafter duly altered, amended or repealed in accordance with the provisions thereof and Ohio law.

     Stock Options. The Merger Agreement provides that each option to purchase shares of Park-Ohio Common Stock which has been granted under any Company stock option plan or otherwise and is outstanding immediately prior to the Effective Time will, by operation of law and without any action on the part of the optionee, be converted into and become an option to purchase the same number of shares of Holding Company Common Stock as the number of shares of Park-Ohio Common Stock purchasable under such option immediately prior to the Effective Time, at the same option price per share and upon the same terms and subject to the same conditions as are in effect at the Effective Time.

     Use of Holding Company Stock for Certain Company Plans. The Merger Agreement requires the Holding Company and the Company to take all actions which may be necessary or desirable to provide for the use, following the Merger, of Holding Company Common Stock (instead of Park-Ohio Common Stock) in the administration of the following plans: (i) the Park-Ohio Amended and Restated 1992 Stock Option Plan; (ii) the 1996 Non-Employee Director Stock Option Plan; and (iii) if approved by the shareholders of the Company at its 1998 annual meeting of shareholders, the 1998 Long-Term Incentive Plan. Approval of the Merger Agreement by the shareholders of the Company at the 1998 annual meeting will not automatically constitute an approval of the 1998 Long-Term Incentive Plan, which is presented to the Company's shareholders for consideration as a separate proposal. See "Proposed 1998 Long-Term Incentive Plan" below.

     Holding Company Directors. The Merger Agreement provides that the persons who are directors of the Holding Company immediately prior to the Effective Time shall continue to be the directors of the Holding Company at and after the Effective Time for the balance of the terms for which they were elected, subject to earlier death, resignation or removal.


     Nasdaq Listing. The Merger Agreement requires that the parties to the Merger Agreement to take all actions which may be necessary or appropriate in order to arrange for the listing for trading on the Nasdaq Stock Market, as of the Effective Time, of the Holding Company Common Stock to be issued in connection with the Merger or reserved for issuance pursuant to stock-based plans of the Company. Park-Ohio Common Stock is presently traded on the Nasdaq Stock Market under the symbol PKOH. The reported closing price for a share of Park-Ohio Common Stock on March 31, 1998 was $19 3/8. Following consummation of the Merger, it is anticipated that the ticker symbol for the Holding Company Common Stock on the Nasdaq Stock Market will be PKOH. If the Merger is effected, the Park-Ohio Common Stock (which will then be owned by the Holding Company) will be delisted from trading on the Nasdaq Stock Market.


     Assumption of Certain Agreements. The Merger Agreement provides for the assignment by the Company and assumption by the Holding Company, as of the Effective Time, of all indemnification agreements between the Company and any director, officer or employee of the Company or any of its affiliates ("Indemnification Agreements"). See "Comparison of Shareholder Rights -- Indemnification and Insurance."

     Federal Securities Laws. The Holding Company will be subject to reporting obligations after the Merger which are similar to those currently performed by the Company. Following the Merger, the Company will continue to file certain reports under the 1934 Act from time to time, as required by law or the terms of its financing arrangements with certain lenders.

STOCK CERTIFICATES

     No Holding Company Common Stock certificates are expected to be issued immediately following the Merger. Instead, following the Effective Time, the Park-Ohio Common Stock certificates which were outstanding immediately prior to the Effective Time will be deemed for all purposes to represent the shares of Holding Company Common Stock into which the shares of Park-Ohio Common Stock formerly evidenced by such certificates were converted pursuant to the Merger. SHAREHOLDERS OF THE COMPANY SHOULD NOT SURRENDER THEIR PARK-OHIO COMMON STOCK CERTIFICATES FOR EXCHANGE AT THIS TIME. It is expected that Holding Company Common Stock certificates will be issued only in connection with future transfers of Holding Company Common Stock (upon surrender of the Park-Ohio Common Stock certificate for transfer), or upon specific request by a shareholder following the consummation of the Merger.

RIGHTS OF DISSENTING SHAREHOLDERS

     Shareholders of the Company who so desire are entitled to relief as dissenting shareholders under Section 1701.84 of the Ohio Revised Code. Any such dissenting shareholder ("Dissenting Shareholder") may have the "fair cash value" of such Dissenting Shareholder's shares of Park-Ohio Common Stock judicially determined and paid to such Dissenting Shareholder, but only if such Dissenting Shareholder strictly complies with the requirements of Section 1701.85 of the Ohio Revised Code ("Section 1701.85"), a copy of which is attached hereto as Appendix D.

     Set forth below is a summary of the procedures relating to the exercise of a shareholder's rights to relief as a dissenting shareholder ("Dissenters' Rights"), which summary does not purport to be complete and is qualified in its entirety by express reference to Section 1701.85. Any shareholder of the Company contemplating exercising Dissenters' Rights with respect to such Dissenting Shareholder's shares ("Dissenting Shares") is urged to review carefully such provisions because Dissenters' Rights will be lost if the procedural requirements of Section 1701.85 are not fully and precisely satisfied.

     To perfect Dissenters' Rights, a Dissenting Shareholder must satisfy each of the following conditions:

     (a) Shareholder as of the Record Date. The Dissenting Shareholder must have been a record holder of the Park-Ohio Common Stock as to which relief is sought as of the date fixed for the determination of shareholders entitled to notice of the 1998 annual meeting.

     (b) No Vote in Favor of the Acquisition. Dissenting Shares must not be voted in favor of the Reorganization proposal. This requirement will be satisfied (1) if a proxy is signed and returned with instructions to vote against such proposal or to abstain, (2) if no proxy is returned, or (3) if Dissenting Shares are voted at the annual meeting against approval and authorization of such proposal. A vote in favor of the Reorganization proposal constitutes a waiver of Dissenters' Rights. A proxy that is returned signed but on which no voting preference is indicated will be voted for the approval and authorization of the Reorganization proposal and will be deemed a waiver of Dissenters' Rights. A Dissenting Shareholder may revoke a proxy at any time before its exercise by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending and voting at the 1998 annual meeting.

     (c) Filing Written Demand. Not later than ten days after the 1998 annual meeting, a Dissenting Shareholder must deliver to the Company a written demand (the "Demand") for payment of the fair cash value of the Dissenting Shares. The Demand should be delivered to the Company at 23000 Euclid Avenue, Cleveland, Ohio 44117, Attention: Ronald J. Cozean, and it is recommended, although not required, that the Demand be sent by registered or certified mail, return receipt requested. A vote against the Reorganization proposal does not itself satisfy the requirements of a written demand for payment, and therefore does not constitute a Demand. The Demand must reasonably identify the holder of record of the Dissenting Shares and the Dissenting Shareholder's address, the number of the Dissenting Shares and the amount claimed as the fair cash value thereof. A beneficial owner must, in all cases, have the record holder submit the Demand in respect of such Dissenting Shareholder's Dissenting Shares. From the time the Demand is given, all rights accruing from the Dissenting Shares, including voting and dividend rights, will be suspended until either the termination of the rights and obligations under such Demand or the purchase of such Dissenting Shares by the Company. If any dividend is paid on the Dissenting Shares during the suspension, an amount equal to the dividend which would have been payable on the Dissenting Shares, except for such suspension, shall be paid to the holder of record of any Dissenting Shares as a credit to the fair cash value of such Dissenting Shares. If the right to receive fair cash value is terminated otherwise than by the purchase of the Dissenting Shares by the Company, all rights will be restored to the Dissenting Shareholder and any distribution that would have been made to the holder of record of the Dissenting Shares, but for the suspension, will be made at the time of the termination.

     (d) Endorsement of Certificates. After receiving the Demand, the Company may request in writing that the Dissenting Shareholder deliver to it the certificates representing the Dissenting Shares. The Dissenting Shareholder must then deliver such certificates to the Company at the address stated above, within fifteen days of the sending of such request, to permit the Company to place a legend on such certificates, stating that a demand for fair cash value of such Dissenting Shares has been made, and return them promptly to the Dissenting Shareholder. Failure of a Dissenting Shareholder to deliver certificates upon the request of the Company terminates that person's rights as a Dissenting Shareholder at the option of the Company unless a court directs otherwise. If the Dissenting Shares represented by a certificate bearing such legend are transferred, a transferee acquires only the rights which were held by the original Dissenting Shareholder immediately after the delivery of the Demand.

     If the Dissenting Shareholder and the Company do not reach an agreement on the fair cash value of the Dissenting Shares, either may, within three months after the service of the Demand, file a petition in the Court of Common Pleas of Cuyahoga County, Ohio, or join or be joined in an action similarly brought by another Dissenting Shareholder of the Company for a judicial determination of the fair cash value of the Dissenting Shares. If the Court finds that the Dissenting Shareholder is entitled to be paid the fair cash value of any shares, the Court may appoint one or more appraisers to recommend the amount of such value. Payment of the fair cash value of the Dissenting Shares shall be made within 30 days after the date of final determination of such value.

     Fair cash value is the amount which a willing seller, under no compulsion to sell, would be willing to accept, and which a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the Demand. The fair cash value is to be determined as of the day prior to the day of the 1998 annual meeting. In computing this value, any appreciation or depreciation in the market value of the Dissenting Shares resulting from the accomplishment or expectation of the Merger is excluded.

     The Dissenters' Rights of any Dissenting Shareholder will terminate if, among other things, (a) the Dissenting Shareholder has not complied with Section 1701.85 (unless the Company waives compliance); (b) the Merger is abandoned or otherwise not carried out; (c) the Dissenting Shareholder withdraws the Demand (with the consent of the Company); or (d) no agreement has been reached between the Company and such Dissenting Shareholder with respect to the fair cash value of the Dissenting Shares and no petition has been timely filed in the Court of Common Pleas of Cuyahoga County, Ohio. For a discussion of the tax consequences to a shareholder exercising Dissenters' Rights, see " -- Certain Federal Income Tax Consequences" below.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The Merger is intended to qualify as a tax-free reorganization under
Section 368(a)(1)(A) and (a)(2)(E) of the Code, or as a tax-free exchange under
Section 351(a), of the Code. An advance ruling from the Internal Revenue Service to that effect has not been obtained and will not be sought. The Company and the Holding Company have received an opinion from Squire, Sanders & Dempsey L.L.P., their counsel, regarding material federal income tax consequences of the Reorganization, to the effect that, based on certain assumptions and factual representations:

(a) no gain or loss will be recognized by a holder of Park-Ohio Common Stock upon the conversion of such Park-Ohio Common Stock into Holding Company Common Stock pursuant to the Merger;

(b) the basis of shares of Holding Company Common Stock received by a former holder of Park-Ohio Common Stock pursuant to the Merger in the aggregate will equal the basis of such former holder's shares of Park-Ohio Common Stock exchanged therefor, and the holding period for such shares of Holding Company Common Stock will include the holding period for shares of Park-Ohio Common Stock exchanged therefor to the extent such shares of Park-Ohio Common Stock were held as a capital asset at the Effective Time;

(c) no gain or loss will be recognized by the Company or the Holding Company on account of the Merger or the issuance of shares of Holding Company Common Stock to the former holders of shares of Park-Ohio Common Stock pursuant to the Merger Agreement; and


(d) a holder of Park-Ohio Common Stock who receives cash pursuant to the exercise of dissenters' rights under Ohio law will recognize capital gain or loss (if such Stock was held as a capital asset at the Effective Time) equal to the difference, if any, between such holder's basis in the ParkOhio Common Stock and the amount of cash received, provided such payment of cash is not essentially equivalent to a dividend within the meaning of Section 302 of the Code (a "Dividend Equivalent Transaction"). A holder of Park-Ohio Common Stock who receives only cash incident to the exercise of dissenters' rights will generally not be treated as having engaged in a Dividend Equivalent Transaction if such holder of Park-Ohio Common Stock owns no Holding Company Common Stock (either actually or constructively within the meaning of Section 318 of the Code) at the Effective Time.



     The foregoing discussion is a general summary that does not address tax consequences that may depend on individual circumstances and it does not cover the tax consequences of the Reorganization under state, local or foreign income or other tax laws. Each shareholder of the Company is urged to consult with such shareholder's own tax advisors with respect to the tax effects of the Reorganization on such shareholder.


RESTRICTIONS ON AFFILIATES

     Although the Holding Company Common Stock to be issued upon consummation of the Merger has been registered under the 1933 Act, certain directors and officers of the Company and other persons deemed to be affiliates of the Company and their affiliates may not resell or otherwise dispose of the shares of Holding Company Common Stock received by them in connection with the Merger unless such sales are made pursuant to an effective registration under the 1933 Act or pursuant to Rule 144 (and, to the extent applicable, Rule 145) promulgated by the Commission or another exemption from registration under the 1933 Act.

CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the Merger is subject to the following conditions: (i) the Company shall have received an opinion from its legal counsel to the effect that the Reorganization will qualify for federal income tax purposes as a tax-free reorganization under Section 368(a)(1)(A) and (a)(2)(E) of the Code, or as a tax-free exchange under section 351(a) of the Code, in which no gain or loss will be recognized by Company shareholders upon the conversion of Park-Ohio Common Stock into Holding Company Common Stock pursuant to the Merger; (ii) the Merger Agreement shall have been approved by the respective shareholders of the Company, the Holding Company and the Merger Sub in accordance with Ohio law and their respective Articles of Incorporation and Codes of Regulations; (iii) all conditions for the listing on the Nasdaq Stock Market as of the Effective Time of the Holding Company Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been satisfied; and (iv) the Holding Company Articles, in the form of Appendix B attached to this Proxy Statement/Prospectus, shall have become effective in accordance with Ohio law.

AMENDMENT, TERMINATION OR WAIVER

     The Board of Directors of the Company may cause the Merger Agreement to be amended or terminated (and may cause any term or condition thereof to be waived) at any time prior to the filing of the Certificate of Merger with the State of Ohio if it determines for any reason that such amendment, termination or waiver would be advisable. However, no such amendment or waiver may be effected after shareholder approval of the Merger Agreement if such amendment or waiver would
(i) alter or change the amount or kind of shares to be received by shareholders of the Company in the Merger or (ii) result in alterations or changes which, alone or in the aggregate, materially adversely affect the rights of such shareholders.

                  DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK

     Set forth below is a brief description of the Holding Company capital stock that will be authorized for issuance upon the effectiveness of the Holding Company Articles, including the Holding Company Common Stock to be issued to the former shareholders of the Company at the Effective Time. If the Reorganization proposal is approved by the Company at the 1998 annual meeting, the Holding Company will cause the Holding Company Articles (in substantially the form attached as Appendix B to this Proxy Statement/Prospectus) to become effective prior to the Effective Time.


     The Holding Company will be authorized to issue 40,000,000 shares of Holding Company Common Stock, $1.00 par value per share, and 632,470 shares of serial preferred stock, $1.00 par value per share ("Serial Preferred Stock"). At the Effective Time, all shares of Holding Company stock outstanding immediately prior to the Effective Time will be canceled and the Holding Company will issue new shares of Holding Company Common Stock to the former holders of Park-Ohio Common Stock, as described above under "Proposed Reorganization -- Description of the Reorganization." No shares of Serial Preferred Stock will be outstanding immediately following the Merger. The Holding Company Articles will permit the Holding Company Board of Directors to fix the rights and designations of the Serial Preferred Stock, to the extent allowed by Ohio law.


     Holders of outstanding shares of Holding Company Common Stock will be entitled to one vote per share on all matters submitted to a vote of shareholders, but will not have the right to vote cumulatively in the election of directors.

     Holders of Holding Company Common Stock will have equal rights to receive dividends ratably, as and when declared by its Board out of funds legally available therefor, subject to the dividend rights of holders of Serial Preferred Stock that may be issued in the future. In the event of any liquidation, dissolution or winding up of the Holding Company, holders of Holding Company Common Stock will receive the assets of the Holding Company available for distribution on a pro rata basis.

     No holder of Holding Company Common Stock will have any preemptive or preferential rights to purchase or subscribe to any shares of any class of the Holding Company, except to the extent provided by the Holding Company Board of Directors.

     The transfer agent and registrar for the Holding Company Common Stock will be National City Bank, Cleveland, Ohio.

                   POSSIBLE EFFECTS OF CERTAIN PROVISIONS OF
                    HOLDING COMPANY ORGANIZATIONAL DOCUMENTS

     The Company's strategic plan, which also will be the plan of the Holding Company, is focused on the primary goal of building value for the benefit of long-term shareholders. The Chairman and CEO of the Company (who also is the Company's largest shareholder) and the Board of Directors of the Company believe this goal can best be attained by the Company's continued operation as an independent entity. This concept is reflected in the Holding Company Articles which, among other things, identify the preservation of value for long-term shareholders as a founding principle. Under Ohio law, the directors have the responsibility for selecting the time frame for achieving corporate goals. In order to assure that the directors can carry out that responsibility, the Holding Company Articles and Holding Company Regulations contain certain provisions (similar to provisions contained in the Company's existing organizational documents) which may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire the business of the Holding Company. If they discourage potential takeover bids, such provisions could limit the opportunity for Holding Company shareholders to sell their shares at a premium over then prevailing market prices. Such provisions are intended to help preserve for the public shareholders of the Holding Company the long-term value inherent in their investment in Holding Company Common Stock and guard against offers which are not, or are otherwise made at a time or in a manner which is not, in the best interests of the Holding Company and its shareholders.

     The Board of Directors of the Holding Company believes that it is in the best position to consider all of the factors which may be relevant to a determination of whether a control bid is in the best interests of the Holding Company and its shareholders. A transaction which is negotiated and approved by the Holding Company Board can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Holding Company and its shareholders, with due consideration given to matters such as the management and business of the acquiror, the interests of other constituencies of the Holding Company and maximum strategic development of the assets of the Holding Company and its subsidiaries.

     By contrast, the Holding Company Board believes that non-negotiated takeover attempts present to shareholders the risk of a sale on terms which may be less favorable than might otherwise be available. Such offers may be timed to exploit fluctuations in the stock market to capture for the acquiror, at the expense of the target company's public shareholders, the intrinsic value of the target company's capital stock. Moreover, although a tender offer or other takeover attempt may be made at a price substantially above the prevailing market price for the target company's shares, such offers are sometimes made for less than all of the outstanding target company shares, presenting shareholders with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to, or as attractive as, those of the remaining shareholders. Such offers may also be made for illegitimate or improper purposes (such as "greenmail") which seek to enrich the bidder at the expense of the target company and its shareholders and may cause significant disruption of the target company's business and management.

     Accordingly, the Holding Company Board of Directors believes that the provisions described below, which encourage potential acquirors to negotiate with the Board and discourage the use of improper and coercive tactics, are in the best interests of the Holding Company and its shareholders. In addition to such provisions, the Board may, in the future, adopt other measures designed to discourage non-negotiated takeover attempts, including a shareholder rights plan. The Board currently is not aware of any plan by any third party to effect a change of control in the Company.

AUTHORIZED BUT UNISSUED SHARES


     Like the Company Articles, the Holding Company Articles will authorize the issuance of up to 632,470 shares of Serial Preferred Stock. In addition, after giving effect to the Merger, approximately 28,500,000 shares of Holding Company Common Stock will be authorized but unissued and not reserved for issuance. An effect of the existence of authorized but unissued shares of Holding Company Common Stock and Serial Preferred Stock may be to enable the Holding Company Board of Directors to render more difficult or discourage a transaction to obtain control of the Holding Company by issuing such shares without shareholder approval in transactions which dilute voting or other rights of the proposed acquiror. The Holding Company has no present plans or intentions to issue any of such shares. See "Comparison of Shareholders' Rights -- Authorized Shares."


CLASSIFIED BOARD; NO CUMULATIVE VOTING

     The Holding Company's organizational documents provide for a classified Board of Directors and no cumulative voting in the election of directors. Such provisions may discourage purchases of a significant minority position because they tend to delay and render more difficult a purchaser's ability to obtain control of the Board. Although directors of the Holding Company may be removed without cause, the Holding Company Regulations, like the Company Regulations, require the affirmative vote of the holders of at least eighty percent of its outstanding voting shares in order to remove any director.


SPECIAL VOTE REQUIRED TO APPROVE CERTAIN TRANSACTIONS WITH RELATED PERSONS


     Article FIFTH of the Holding Company Articles ("Article FIFTH"), is substantially identical to corresponding provisions of the Company Articles. See "Comparison of Shareholders' Rights -- Responsibilities of Board under Article FIFTH." Except as provided below, Article FIFTH requires the affirmative vote of eighty percent of the voting power of the Holding Company (i) to adopt an agreement for the merger or consolidation of the Holding Company with or into any entity which is the beneficial owner of more than five percent of the voting power of the Company (any such beneficial owner, a "Related Person"); (ii) to authorize the sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Holding Company to a Related Person; or
(iii) to authorize any purchase by the Holding Company of any assets or securities of any Related Person in exchange, in whole or part, for voting shares of the Holding Company.



     Notwithstanding the foregoing, Article FIFTH expressly excludes from this special vote requirement (i) any transaction which, but for such special vote requirement, would not require the vote or consent of shareholders of the Holding Company, (ii) any transaction with another person or entity if prior to such transaction and prior to the time that such other person or entity shall have become a Related Person, the Board of Directors of the Holding Company, upon the unanimous recommendation of all directors of the Holding Company who are neither "associates" nor "affiliates" (as such terms are defined under the federal securities laws) of the Related Person ("Non-Affiliate Director Recommendation"), shall have approved (A) the transaction or the entry by the Holding Company into a written understanding with the Related Person substantially consistent with such transaction or (B) the acquisition by such other person or entity of beneficial ownership of more than five percent of the Voting Shares of the Corporation (an "Approved Five-Percent Owner"); or (iii) any transaction with a corporation a majority of the outstanding voting power of which is owned of record or beneficially by the Holding Company and its subsidiaries.


SPECIAL VOTE REQUIRED TO APPROVE CERTAIN CONTROL SHARE ACQUISITIONS


     Article SIXTH of the Holding Company Articles ("Article SIXTH") is substantially identical to corresponding provisions of the Company Articles, except as described below under "Comparison of Shareholders'
Rights -- Responsibilities of Board and Shareholder Votes under Article SIXTH." It is also substantially similar to the Ohio Control Share Acquisition Statute,
Section 1701.831 of the Ohio Revised Code, as currently in effect. Like the Company Articles, the Holding Company Articles provide that the Ohio Control Share Acquisition Statute shall not apply to acquisitions of its shares.


     Article SIXTH provides that no person (or entity or group) shall make a Control Share Acquisition (as defined below) without first obtaining the authorization of the Holding Company's shareholders in accordance with certain procedural requirements. A "Control Share Acquisition" is generally any acquisition, directly or indirectly, of shares of the Holding Company which, when added to all other shares of the Holding Company owned or controlled by the acquiror, would entitle the acquiror, alone or with others, to exercise or direct the exercise of the voting power of the Holding Company in the election of directors within any of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power; (ii) one-third or more but less than a majority of such voting power; or (iii) a majority or more of such voting power.

     Article SIXTH requires that the person proposing to make a Control Share Acquisition deliver a notice to the Holding Company containing, among other things, a description of the terms of the proposed acquisition and reasonable evidence that the proposed Control Share Acquisition, if consummated, would not be contrary to law and that the person who is giving the Notice has the financial capacity to make such acquisition. Within 50 days of its receipt of such notice, the Board of Directors of the Holding Company must call and hold a special meeting of shareholders to vote on the proposed Control Share Acquisition unless it has determined that (i) the notice was not given in good faith, (ii) the proposed Control Share Acquisition would not be in the best interests of the Holding Company or (iii) the proposed Control Share Acquisition could not be consummated for financial or legal reasons.


     Article SIXTH provides that in determining whether the proposed Control Share Acquisition would be in the best interests of the Holding Company, a director must consider the interests of the Holding Company's shareholders and, in his discretion, may consider any of the following: the interests of the Holding Company's employees, suppliers, creditors and customers; the economy of the state and nation; community and societal considerations; and the long term as well as short term interests of the Holding Company and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. Article SIXTH also provides that a determination by the Board that such a special meeting of shareholders should not be called shall not be deemed void or voidable merely because one or more of its directors or officers who participated in making such determination may be deemed to be other than disinterested, if in any such case the material facts of the relationship giving rise to a basis for self-interest are known to the directors and the directors, in good faith reasonably justified by the facts, make such determination by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum. For these purposes, a "disinterested director" means a director whose material contacts with the Holding Company are limited principally to activities as a director or shareholder. A director would not be deemed to be other than a "disinterested director" merely because he would no longer be a director if the proposed Control Share Acquisition were approved and consummated.

     If a special meeting is to be held, the Holding Company's notice to shareholders must include or be accompanied by both the notice submitted to the Holding Company by the person proposing to make a Control Share Acquisition and a statement by the Holding Company of its position or recommendation with respect to such acquisition or a statement that it has not taken a position or made a recommendation.

     For purposes of Article SIXTH, the person who delivered the notice may make the proposed Control Share Acquisition if both of the following occur: (i) the shareholders of the Holding Company authorize such acquisition by an affirmative vote of a majority of (A) all voting shares represented at such meeting and (B) all voting shares represented at such meeting which are not "Interested Shares" (as defined below); and (ii) such acquisition is consummated, in accordance with the terms so authorized, not later than 360 days following shareholder authorization of the Control Share Acquisition.


     Subject to certain exclusions, the term "Interested Shares" generally refers to voting shares held or controlled by: (i) the person whose notice prompted the calling of the special meeting of shareholders; (ii) any officer of the Holding Company elected or appointed by the directors of the Holding Company, other than shares that have been beneficially owned by such person for three or more years; (iii) any employee of the Holding Company who is also a director of the Holding Company, other than shares that have been beneficially owned by such person for three or more years; (iv) any person who acquired his shares, directly or indirectly, for valuable consideration during the period beginning with the date of the first public disclosure of a proposed Control Share Acquisition and ending on the record date of the special meeting if (A) the aggregate consideration paid by such acquiring person for such shares exceeds $250,000 or (B) the number of shares acquired by such acquiring person exceeds one-half of one percent of the outstanding voting shares of the Holding Company; and (v) any person who transfers voting shares for valuable consideration after the record date of the special meeting as to shares so transferred, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise (parts (iv) and
(v) above are together, the "Arbitrageur Provisions").


     Article SIXTH provides that the issuance or transfer of any shares in violation of Article SIXTH ("Excess Shares") will be null and void. In the event the Holding Company is not permitted to treat an issuance or transfer of Excess Shares as null and void, Article SIXTH further provides that the holders of Excess Shares will be deemed to hold such shares as agents of the Holding Company. During the time when such shares are considered Excess Shares, they will not be entitled to any voting rights, will not be considered to be outstanding for quorum or voting purposes, and will not be entitled to receive dividends, interest or any other distribution with respect to the Excess Shares. Following a transfer of such shares to a person in whose hands such shares do not constitute Excess Shares, the Holding Company will distribute to such transferee any dividends or other distributions which accrued on such shares and were not previously paid or distributed.

SPECIAL VOTE REQUIRED FOR CERTAIN AMENDMENTS TO ORGANIZATIONAL DOCUMENTS


     Certain provisions of the Holding Company Articles, such as those set forth in Article FIFTH (transactions with related persons) and Article SIXTH (control share acquisitions) may not be amended, altered or repealed except by the affirmative vote of at least eighty percent of the outstanding voting shares of the Holding Company. Such eighty percent vote is also required to amend, alter or repeal any of the provisions of Section 7 (number of directors), Section 9 (classification, election and term of office of directors) or Section 10 (removal of directors) of the Holding Company Regulations, unless such amendment has been recommended by at least two-thirds of the Continuing Directors. As used in the Holding Company Regulations, the term "Continuing Directors" generally means, as of any date of determination, members of the Holding Company Board who were either elected as initial directors of the Holding Company (the eight current directors) or were nominated for election or elected to the Board with the approval of a majority of the Continuing Directors in office at the time of such nomination or election.


OTHER PROVISIONS


     Certain other provisions of the Holding Company Articles and Holding Company Regulations, which are substantially similar to corresponding provisions of the Company's current organizational documents, may also tend to discourage attempts to acquire control of the Holding Company. These include advance notice requirements for director nominations and shareholder proposals, provisions which permit a special meeting to be called by shareholders only with the approval of the holders of fifty percent or more of outstanding voting shares, and provisions which permit the Holding Company to repurchase outstanding shares of its capital stock as permitted by law.


                       COMPARISON OF SHAREHOLDERS' RIGHTS

     A vote by the Company shareholders in favor of the Reorganization proposal will constitute approval of the Holding Company Articles and Holding Company Regulations. Upon the consummation of the Merger, shareholders of the Company will become shareholders of the Holding Company and their rights as holders of Holding Company Common Stock will be governed by the Holding Company Articles and Holding Company Regulations.


     Except in certain respects, the rights of the holders of Holding Company Common Stock are substantially similar to the rights of the holders of the Park-Ohio Common Stock, as determined by Ohio law and the organizational documents of each company. Set forth below is a brief summary of the material differences between the respective rights of holders of Holding Company Common Stock and the holders of Park-Ohio Common Stock. Such summary is qualified in its entirety by reference to the information included in the exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part and in materials incorporated herein by reference.


AUTHORIZED SHARES


     Upon the effectiveness of the Holding Company Articles, each of the Company and the Holding Company will have authorized 632,470 shares of Serial Preferred Stock and neither will have any of such shares outstanding. While the number of shares of Holding Company Common Stock issued and outstanding immediately after the Merger is expected to be the same as the number of shares of Park-Ohio Common Stock issued and outstanding immediately prior to the Merger (assuming no exercise of dissenters' rights), the total number of authorized shares of the Holding Company will be significantly greater than the total number of authorized shares of the Company (40,632,470 authorized shares of Holding Company capital stock compared to only 20,632,470 authorized shares of Park-Ohio capital stock). While the Holding Company does not have any commitment or understanding at this time for the issuance of any shares of Holding Company Common Stock other than in connection with the Reorganization and as described herein, the Holding Company Board believes that it is prudent to have such shares available for possible stock splits or other stock distributions, acquisitions, financings, employee benefit plans or other purposes not currently foreseeable. As a general matter, the Holding Company Board supports the use of stock dividends or stock splits to maximize the potential for future price growth following periods of significant and sustained growth in the market price of the Holding Company Common Stock and recognizes the value of the Holding Company Common Stock as a form of acquisition currency.


NUMBER AND CLASSIFICATION OF DIRECTORS

     Both the Board of Directors of the Company and the Board of Directors of the Holding Company presently consist of eight persons, all of whom serve on both Boards. The authorized number of directors for each such Board is presently fixed at nine. However, unlike the Company Regulations, which provide for a Board of Directors consisting of no fewer than (6) nor more than twelve (12) members, the Holding Company Regulations provide for a Board of Directors consisting of no fewer than nine (9) nor more than fifteen (15) members. In addition, while both the Company Regulations and the Holding Company Regulations empower their respective shareholders and directors to effect changes in Board size within the ranges noted above, they differ with respect to the procedure for effecting such changes. Changes in the authorized number of Company directors (within the established range) may be made by the holders of a majority of the voting shares of the Company represented at any annual or special meeting called for the purpose of electing directors or by a majority of the directors then in office. The Holding Company Regulations require similar votes with respect to changes in the authorized number of Holding Company directors (within the established range), but further require that all such changes be approved by a majority of the Continuing Directors and provide that the number of directors fixed by shareholders may not be changed by more than two (2) without shareholder approval.

     In addition to the differences noted above, the Company Regulations and Holding Company Regulations also differ with respect to the classification of their respective directors. Unlike the Company's Board of Directors, which is divided into two classes with directors in each class being elected for two-year terms, the Holding Company's Board of Directors is divided into three classes with directors in each class being elected for three-year terms. See "Management of the Holding Company -- Directors."


AMENDMENTS TO REGULATIONS



     Unlike the Company Regulations, which permit the holders of a majority of the voting shares to amend any provision thereof, the Holding Company Regulations provide that any amendment to the provisions thereof which is effected by the shareholders (whether pursuant to action at a meeting or without a meeting) shall require the affirmative vote of the holders of two-thirds of the voting shares, unless such amendment has been recommended by two-thirds of the directors then in office, in which case the affirmative vote of the holders of a majority of the voting shares shall be sufficient.



RESPONSIBILITIES OF BOARD UNDER ARTICLE FIFTH



     Article FIFTH of the Holding Company Articles is substantially the same as Article FIFTH of the Company Articles, except for certain differences in the role of directors in excluding transactions from the special vote requirement. First, unlike corresponding provisions of the Holding Company Articles, none of the exclusions set forth in Article FIFTH of the Company Articles requires a Non-Affiliate Director Recommendation. Second, unlike Article FIFTH of the Holding Company Articles, Article FIFTH of the Company Articles does not provide an exclusion for transactions with an Approved Five-Percent Owner. See "Possible Effects of Certain Provisions of Holding Company Organizational
Documents -- Special Vote Required to Approve Certain Transactions with Related Persons" above.



RESPONSIBILITIES OF BOARD AND SHAREHOLDER VOTES UNDER ARTICLE SIXTH



     Article SIXTH of the Holding Company Articles permits the Holding Company's Board of Directors to refuse to call a special meeting of shareholders for the purpose of voting on a proposed control share acquisition if the Board determines that the proposed acquiror has not acted in good faith, that the proposed acquisition is not in the best interests of the Holding Company or that the proposed acquisition could not be consummated for financial or legal reasons. Article SIXTH of the Company Articles contains substantially the same provision, but further provides that notwithstanding any such finding by the Company's Board, a special meeting of shareholders must be called if the proposed acquisition is for any and all shares of the Company at a price higher than the highest price as which shares of ParkOhio Common Stock have been traded during the 90-day period prior to the Company receiving requisite notice of the proposed acquisition.



     Article SIXTH of the Holding Company Articles contains a definition of "Interested Shares" that reflects recently enacted amendments to corresponding provisions of Ohio's Control Share Acquisition Statute (which added the Arbitrageur Provisions to the definition of "Interested Shares"). By contrast, the definition of "Interested Shares" in the Company Articles was never updated to include such provisions. In addition, unlike Article SIXTH of the Company Articles, Article SIXTH of the Holding Company Articles provides that shares which have been beneficially owned by an officer or inside director for three or more years will not be deemed "Interested Shares" for purposes of voting at any special meeting of shareholders held pursuant to Article SIXTH. See "Possible Effects of Certain Provisions of Holding Company Organizational
Documents -- Special Vote Required to Approve Certain Control Share
Acquisitions."


DESIGNATED OFFICES

     Unlike the Company Regulations, the Holding Company Regulations provide for the office of Vice Chairman. Like the Chairman of the Board, the Vice Chairman must be selected by the Board from among the directors. In the absence of the Chairman, the Vice Chairman is empowered to preside at meetings of the shareholders and directors. The Vice Chairman also has such other powers and duties as may be prescribed by the directors and, in the event of the death or permanent incapacity of the Chairman, automatically succeeds to the office of Chairman until the later of one year or such time as a successor is appointed in accordance with the Holding Company Regulations.

CUMULATIVE VOTING

     Unlike the Company's shareholders who are entitled to request cumulative voting in the election of directors, shareholders of the Holding Company will have no right to cumulative voting.

INDEMNIFICATION AND INSURANCE

     The provisions of the Holding Company Regulations which allow, and in some cases require, the Holding Company to provide indemnification to certain persons and/or entities are, in effect, substantially similar to corresponding provisions in the Company Regulations. In this regard, the Holding Company Regulations provide that the Holding Company shall indemnify any director or officer or any former director or officer of the Holding Company or any person who is or has served at the request of the Holding Company as a director, officer or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time; and further that such indemnification shall not be deemed to restrict the right of the Holding Company to indemnify employees, agents and others as permitted by law.


     Other provisions of the Holding Company Regulations, which have no counterpart in the Company Regulations, merely enumerate (without limitation) certain of the ways in which indemnification may be granted by the Holding Company (e.g., pursuant to a vote of shareholders or disinterested directors or pursuant to indemnification agreements) and authorize the Holding Company to maintain director and officer liability insurance. The powers granted to the Holding Company under such provisions, including the power to assume certain of the Company's existing indemnification agreements (thereby, in effect, ratifying them) and the power to enter into new indemnification agreements, are generally the same as powers exercisable by the Company pursuant to the Company Articles, the Company Regulations and Ohio law.

                                    BUSINESS

THE COMPANY

     The Company operates diversified manufacturing and logistics businesses which serve a wide variety of industrial markets. The Company's Manufactured Products Segment ("Manufactured Products") designs and manufactures a broad range of high quality products engineered for specific customer applications. The principal customers of Manufactured Products are original equipment manufacturers ("OEMs") and end-users in the automotive, railroad, truck and aerospace industries. The Company's Logistics Segment ("Logistics") is a leading national supplier of fasteners (e.g., nuts, bolts and screws) and other industrial products to OEMs, other manufacturers and distributors. In connection with the supply of such industrial products, Logistics provides a variety of value-added, cost-effective procurement solutions. The principal customers of Logistics are in the transportation, industrial, electrical and lawn and garden equipment industries. The Company's diversified operations moderate the effect on the Company of downturns affecting individual operating units and industries served.

     Financial and additional information regarding the Company and its subsidiaries is also included in the integrated Annual Report and Form 10-K of the Company for the year ended December 31, 1997 delivered with this Proxy Statement/Prospectus and incorporated by reference herein.

THE HOLDING COMPANY


     The Holding Company is currently a nonoperating corporation that was organized by the Company under the laws of the State of Ohio in February, 1998 for the purpose of serving as a holding company for the Company. Upon completion of the Reorganization, the primary business of the Holding Company is expected to be the ownership of Park-Ohio Common Stock. While it is anticipated that the Holding Company in the future may pursue other investment opportunities (including possible diversification through acquisitions and mergers), the Holding Company presently has no arrangements or understandings regarding any acquisition or merger opportunities and no specific transaction is contemplated at this time.


     The Holding Company is not expected to own or lease real or personal property initially. Instead, it intends to utilize the premises, equipment and furniture of the Company and/or its wholly-owned subsidiaries without the direct payment of any direct rental fees to the Company or any such subsidiaries.

     At the present time, the Holding Company does not intend to employ any persons other than its management. It will utilize the support staff of the Company and/or its wholly-owned subsidiaries from time to time and reimburse the Company or the subsidiary, as the case may be, for the time of such employees. If the Holding Company acquires other companies or pursues other lines of business, it may hire additional employees to staff its needs.

     It is expected that for the immediate future the competitive conditions to be faced by the Holding Company will be the same as those faced by the Company.

     The Holding Company has not, since its organization, been a party to any legal proceedings.

     The principal executive offices of the Holding Company are located at 23000 Euclid Avenue, Cleveland, Ohio 44117 and their telephone number is (216) 692-7200.

                       MANAGEMENT OF THE HOLDING COMPANY

DIRECTORS

     The Company, which is currently the sole shareholder of the Holding Company, has elected each of the persons listed below to serve as a director of the Holding Company for the term set forth opposite his name and until his successor is elected and qualified. All such persons are currently directors of the Company. The approval by the Company's shareholders of the Merger Agreement will constitute the approval by such shareholders (as prospective shareholders of the Holding Company) of the election of such persons to the Board of Directors of the Holding Company for the terms and in the classes shown below.

                            NAME                                TERM EXPIRING
                            ----                                -------------
Thomas E. McGinty...........................................        1999
Kevin R. Greene.............................................        1999
Felix J. Tarorick...........................................        1999
Matthew V. Crawford.........................................        2000
Lewis E. Hatch, Jr..........................................        2000
Lawrence O. Selhorst........................................        2000
Edward F. Crawford..........................................        2001
James W. Wert...............................................        2001

OFFICERS

     The Board of Directors of the Holding Company has appointed each of the following persons to the office or offices set forth opposite his name:

Edward F. Crawford.....  Chairman, Chief Executive Officer and President
James S. Walker........  Vice President and Chief Financial Officer
Felix J. Tarorick......  Vice Chairman and Vice President of Operations
Ronald J. Cozean.......  Secretary and General Counsel
Matthew V. Crawford....  Assistant Secretary and Corporate Counsel
Patrick W. Fogarty.....  Director of Corporate Development

     FOR FURTHER INFORMATION CONCERNING PERSONS SERVING AS DIRECTORS AND/OR OFFICERS OF THE HOLDING COMPANY, SEE PAGES 9 THROUGH 16 OF THIS PROXY STATEMENT/PROSPECTUS AND THE INFORMATION SET FORTH UNDER THE CAPTION "EXECUTIVE OFFICERS OF THE REGISTRANT" FOLLOWING PART IV OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, WHICH IS INCORPORATED BY REFERENCE HEREIN.

                                    EXPERTS

     The consolidated financial statements of Park-Ohio Industries, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 incorporated by reference in the Proxy Statement of Park-Ohio Industries, Inc., which is referred to and made part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters in connection with the issuance of the Holding Company Common Stock will be passed upon by Squire, Sanders & Dempsey L.L.P.

                     PROPOSED 1998 LONG-TERM INCENTIVE PLAN

GENERAL


     As described under "Executive Compensation -- Stock Options" herein, the Company has in effect an Amended and Restated Stock Option Plan (as previously defined, the "1992 Plan") pursuant to which certain employees of the Company and its subsidiaries have been granted "non-statutory stock options" and "incentive stock options" (collectively, "1992 Plan Stock Options"). The 1992 Plan was reviewed by the Compensation Committee in early 1998 as part of its periodic assessment of the Company's compensation policy for executive officers and key managers. Based on a number of factors, including information concerning incentive programs utilized by other companies similar in size to the Company, the performance of the Company in recent years and the number of stock options available for future issuance under the 1992 Plan, the Compensation Committee recommended the adoption of a new long-term incentive plan to replace the 1992 Plan.



     In February, 1998, the Board of Directors of the Company approved, subject to shareholder approval, the 1998 Long-Term Incentive Plan ("1998 Plan") as a replacement for the 1992 Plan. The 1998 Plan is intended to promote the long-term growth and performance of the Company and its subsidiaries by providing an opportunity for employees of the Company and its subsidiaries to participate through share ownership in the long-term success and growth of the Company, enhancing the Company's ability to attract and retain persons with desired abilities, providing additional incentives for such persons and furthering the identity of interests of employees and shareholders of the Company.


SUMMARY OF THE 1998 PLAN

     The following summary of the essential features of the 1998 Plan is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached to this Proxy Statement/Prospectus as Appendix E.


     All employees of the Company and its direct and indirect subsidiaries and other persons whose selection the Compensation Committee determines to be in the best interests of the Company would be eligible to receive awards. At present, there are approximately 2,600 persons who would be eligible to participate in the 1998 Plan, including the executives named in the Summary Compensation Table.



     The 1998 Plan will be administered by the Compensation Committee, which will have authority to interpret the 1998 Plan, to grant waivers of 1998 Plan restrictions and to adopt such rules, regulations and policies for carrying out the 1998 Plan as it may deem necessary or proper in order to further the purposes of the 1998 Plan. In particular, the Compensation Committee will have the authority to (i) select participants, (ii) determine the number and type of awards to be granted, (iii) determine the terms and conditions, not inconsistent with the terms of the 1998 Plan, to any award granted, (iv) interpret the terms and provisions of the 1998 Plan and any award granted, (v) prescribe the form of any agreement or instrument executed in connection with any award and (vi) establish, amend and rescind such rules, regulations and policies for the administration of the 1998 Plan as it may deem advisable from time to time.


     Awards under the 1998 Plan may be in the form of stock options (either "incentive stock options" within the meaning of Section 422 of the Code or nonstatutory stock options), stock appreciation rights, restricted shares, performance shares or stock awards.


     Stock options will be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Compensation Committee, provided that no stock options will be exercisable more than ten years after the date of grant. The exercise price of any option may not be less than the fair market value of a share of Park-Ohio Common Stock on the date of the grant. Participants may pay the exercise price of a stock option in cash, Park-Ohio Common Stock, or a combination of cash and Park-Ohio Common Stock.


     Stock appreciation rights ("SARs") entitle the recipient to receive a payment, in cash or Park-Ohio Common Stock, equal to the appreciation in market value of a stated number of shares of Park-Ohio Common Stock from the exercise price to the fair market value on the date of exercise or surrender. SARs may be granted either separately or in conjunction with other awards granted under the 1998 Plan. Any SAR related to a nonstatutory stock option may be granted at the same time such option is granted or at any time thereafter before exercise or expiration of such option. Any SAR related to an incentive stock option must be granted at the same time such option is granted. Any SAR related to an option will be exercisable only to the extent the related option is exercisable and such SAR (or the applicable portion thereof) will terminate and will no longer be exercisable upon the termination or exercise of the related option. Similarly, upon exercise of an SAR as to some or all of the shares of Park-Ohio Common Stock covered by a related option, the related option shall be canceled automatically to the extent of the SARs exercised, and such shares of Park-Ohio Common Stock will not thereafter be eligible for grant.


     Restricted shares of Park-Ohio Common Stock may be awarded in such numbers and at such times as the Compensation Committee determines. Restricted shares will be subject to such terms, conditions or restrictions as the Compensation Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or financial performance of the Company. The period of vesting and forfeiture restrictions will be established by the Compensation Committee at the time of grant, except that no restriction period may be less than 12 months. During the period in which any restricted shares are subject to forfeiture restrictions, the Compensation Committee may, in its discretion, grant to the participant to whom such shares have been awarded all or any of the rights of a shareholder with respect to such restricted shares, including the right to vote such shares and to receive dividends with respect to such shares.



     Performance shares may be awarded in the form of shares of Park-Ohio Common Stock that are earned only after the attainment of predetermined performance targets as established by the Compensation Committee at the time an award is made. A performance target shall be based upon one or any combination of the following: (i) revenues of the Company; (ii) operating income of the Company;
(iii) net income of the Company; (iv) earnings per Share; (v) the Company's return on equity; (vi) cash flow of the Company; (vii) Company shareholder total return; (viii) return on assets; (ix) return on investment; (x) asset turnover;
(xi) liquidity; (xii) capitalization; (xiii) stock price; (xiv) expenses; (xv) operating profit and margin; (xvi) retained earnings; (xvii) market share; (xviii) sales to targeted customers; (xix) customer satisfaction; (xx) quality measures; (xxi) productivity; (xxii) safety measures; or (xxiii) educational and technical skills of employees. The Compensation Committee shall be permitted to make adjustments when determining the attainment of a performance target to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company's financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) of the Code to the extent applicable. Awards of performance shares made to participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such awards will be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions of this paragraph are also applicable to awards of restricted shares to the extent such awards of restricted shares are subject to the financial performance of the Company. At the end of the applicable performance period, performance shares will be converted into shares of Park-Ohio Common Stock (or cash or a combination of shares and cash) and distributed to participants based upon the applicable performance entitlement. Award payments made in cash rather than the issuance of shares will not, by reason of such payment in cash, result in additional shares being available under the 1998 Plan.



     Stock awards may be made in shares of Park-Ohio Common Stock or on a basis valued in whole or in part by reference to, or otherwise based upon, shares of Park-Ohio Common Stock. Stock awards will be subject to conditions established by the Compensation Committee.



     Subject to adjustment in the event of any change in the number of outstanding shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or capital stock of the Company, the aggregate number of shares of Park-Ohio Common Stock which may be awarded under the 1998 Plan in each fiscal year of the Company shall be 550,000. No more than 550,000 shares shall be cumulatively available for the grant of incentive stock options under the 1998 Plan and no more than 250,000 shares shall be the subject of awards to any individual participant in any one calendar year. Shares issuable under the 1998 Plan may consist of authorized and unissued shares of Park-Ohio Common Stock or shares of Park-Ohio Common Stock held in treasury.


     In the event of a Change in Control (as defined in the 1998 Plan) of the Company, and except as the Board may expressly provide otherwise, (i) all stock options or SARs then outstanding will become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable, (ii) all restrictions and conditions of all awards of restricted shares then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all awards of performance shares will be deemed to have been fully earned as of the date of the Change in Control.

     The Board may amend, suspend or terminate the 1998 Plan at any time, provided that no such action shall be taken that would impair the rights under an outstanding award without the participant's consent. Similarly, the Board may amend the terms of any outstanding award, prospectively or retroactively, but no such amendment shall impair the rights of any participant without the participant's consent and no such amendment shall have the effect, with respect to any employee subject to Section 162(m) of the Code, of increasing the amount of any award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such participant.

     Except as may be otherwise provided in the relevant award agreement, no award or any benefit under the 1998 Plan will be assignable or transferable, or payable to or exercisable by, anyone other than the participant to whom it was granted.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary generally describes the principal federal income tax consequences under current tax laws of certain events under the 1998 Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company, nor does it describe foreign, state or local tax consequences.

     No income will result to a participant upon the grant or exercise of an incentive stock option ("ISO") provided that (i) there is no disposition of stock received upon exercise of an ISO within two years from the date the ISO is granted or within one year from the date the ISO is exercised (the "ISO holding periods"); and (ii) the participant is an employee of the Company or a subsidiary of the Company at all times during the period commencing on the date of grant and ending on the date three months (or one year in the case of a participant who is totally and permanently disabled) prior to the date of exercise.

     In the event of a disposition of stock received upon exercise of an ISO after the ISO holding periods have been satisfied, any gain or loss, equal to the difference between the amount realized upon such disposition and the option price, generally will be taxable as capital gain or loss. In the event of a disposition of stock received upon exercise of an ISO prior to the expiration of the ISO holding periods, the participant will recognize ordinary income equal to the excess of the fair market value of such stock at the time of exercise (or the amount realized upon such disposition, if less) over the option price. If the amount realized upon such disqualifying disposition exceeds the fair market value of such stock at the time of exercise, the excess will be taxable as capital gain.

     No deduction is allowable to the Company upon the grant or exercise of an ISO. In the event that a participant recognizes ordinary income as a result of a disposition of stock received upon exercise of an ISO prior to the expiration of the ISO holding periods, the company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

     No income is recognized upon the grant of a nonstatutory stock option to a participant. The participant recognizes ordinary income upon exercise of the nonstatutory stock option equal to the excess of the fair market value of the stock received upon exercise of the stock option on the date of exercise over the option price. Such ordinary income is subject to withholding if the participant is an employee. The participant's tax basis in these shares will be their fair market value when purchased. On subsequent sale of such shares, gain or loss will be recognized in an amount equal to the difference between the tax basis thereof and the amount realized on such sale.

     A participant will not be taxed upon the award of an SAR. Upon exercise of the SAR, the participant will recognize ordinary income equal to the amount of cash received and the Company will be entitled to a corresponding deduction. In the event a participant receives shares upon the exercise of an SAR, the participant will recognize ordinary income equal to the value of the shares at such time. If the participant is an employee, any ordinary income recognized upon the exercise of an SAR is treated as wages subject to withholding.

     A participant generally will not recognize taxable income upon the grant of restricted shares, and the recognition of any income will be postponed until the time that the restrictions on the shares lapse, at which time the participant will recognize ordinary income (subject to withholding if the participant is an employee) equal to the fair market value of the restricted shares at the time that such restrictions lapse. A participant may elect to be taxed at the time of the grant of restricted stock and, if this election is made, the participant will recognize ordinary income equal to the fair market value of the restricted shares at the time of grant determined without regard to any of the restrictions thereon.

     When performance shares are earned and stock is issued therefor, a participant will realize ordinary income (subject to withholding if the participant is an employee) equal to the fair market value of the performance shares.

     A participant will recognize ordinary income upon the receipt of stock award (other than an award of performance shares or restricted shares) equal to the fair market value of such stock on the date of such award. If the participant is an employee, any ordinary income recognized as a result of a stock award is treated as wages subject to withholding.

     The Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to nonstatutory stock options, restricted stock, performance shares, stock appreciation rights and stock awards.

EFFECT OF THE REORGANIZATION

     If the 1998 Plan is approved by the Company's shareholders and the Reorganization is also approved and consummated, the Company and the Holding Company will take all actions which in their judgment may be necessary or advisable to provide for the use of Holding Company Common Stock (instead of Park-Ohio Common Stock) in the administration of the 1998 Plan and the qualification of the Holding Company as a participating employer with respect to the 1998 Plan.

RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a majority of the shares of Park-Ohio Common Stock represented at the 1998 annual meeting is required to approve the 1998 Plan.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 1998 PLAN AND BELIEVES THE 1998 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, Ernst & Young LLP has been appointed as the independent auditors for the Company for the calendar year 1998.

     The appointment of independent auditors is approved annually by the Board and subsequently submitted to the shareholders for ratification. The decision by the Board is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated fees for the audit of the 1997 financial statements.

     Representatives of Ernst & Young LLP will attend the annual meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate shareholders' questions.

     The favorable vote of a majority of the shares voting on this proposal is required for ratification of this appointment. The persons named in the accompanying proxy intend to vote proxies received by them in favor of this proposal unless a choice "Against" or "Abstain" is specified.

               SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING


     Any shareholder who intends to present a proposal at the 1999 annual meeting and who wishes to have the proposal included in the Company's (or the Holding Company's) proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing the submission of such proposals, deliver the proposal to the Company for consideration not later than December 16, 1998.


                                 ANNUAL REPORT

     The integrated Annual Report and Form 10-K of the Company for the year ended December 31, 1997 is being mailed to each shareholder of record with this Proxy Statement/Prospectus. Additional copies may be obtained from the undersigned.
                                          PARK-OHIO INDUSTRIES, INC.

                                          RONALD J. COZEAN
                                            Secretary and General Counsel

April 20, 1998

                                   APPENDIX A

                              AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER ("Agreement") is made as of February 20, 1998 by and among PARK-OHIO INDUSTRIES, INC., an Ohio corporation ("Park-Ohio"), PKOH MERGER CORP., an Ohio corporation ("Merger Sub") and PKOH HOLDING CORP., an Ohio corporation ("Holding Company").

     WHEREAS, Park-Ohio presently has authorized capital stock consisting of 20,632,470 shares, all of a par value of $1 per share, divided into two classes as follows: 632,470 shares of serial preferred stock, none of which is issued and outstanding ("Park-Ohio Serial Preferred Stock"); and 20,000,000 shares of common stock, of which approximately 11,000,000 shares are issued and outstanding ("Park-Ohio Common Stock");

     WHEREAS, Merger Sub presently has authorized capital stock consisting of 100 shares of common stock, $1 par value per share, all of which is issued and outstanding and owned beneficially and of record by the Holding Company ("Merger Sub Common Stock");

     WHEREAS, the Holding Company presently has authorized capital stock consisting of 100 shares of common stock, $1 par value per share, all of which is issued and outstanding and owned beneficially and of record by Park-Ohio ("Holding Company Common Stock");

     WHEREAS, if this Agreement is approved by the Park-Ohio shareholders, then, prior to the Effective Time (defined below), the Holding Company intends to amend and restate its Articles of Incorporation to provide for, among other things, authorized capital stock consisting of 40,632,470 shares, all of a par value of $1 per share, divided into two classes as follows: 632,470 shares of serial preferred stock and 40,000,000 shares of Holding Company Common Stock; and

     WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable to merge Merger Sub with and into Park-Ohio in accordance with the General Corporation Law of the State of Ohio ("OGCL") and this Agreement for the purpose of establishing the Holding Company as the parent corporation of Park-Ohio.

     NOW THEREFORE, in consideration of the premises and agreements contained herein, the parties agree that (i) Merger Sub shall be merged with and into Park-Ohio (the "Merger"), and (ii) the terms and conditions of the Merger, the mode of carrying it into effect, the manner of converting shares of capital stock of the parties hereto and other matters relating thereto shall be as follows:

                                   ARTICLE 1

                                   THE MERGER

      1.1 Effective Time. The Merger shall become effective upon the date and time of the filing of a certificate of merger with the Secretary of State of Ohio in accordance with the OGCL, or such later date and/or time as may be specified in such certificate of merger (the "Effective Time").

      1.2 Surviving Corporation. At the Effective Time, Merger Sub shall be merged with and into ParkOhio. Park-Ohio shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Ohio. At the Effective Time, the separate corporate existence of Merger Sub shall cease.

      1.3 Effect of the Merger. At the Effective Time, the Merger shall have the effects provided for herein and in Section 1701.82 of the OGCL.

      1.4 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation at and after the Effective Time until thereafter duly altered, amended or repealed in accordance with the provisions thereof and applicable law; provided, however, that such Articles of Incorporation shall be amended as of the Effective Time to change the name of the Surviving Corporation to "Park-Ohio Industries, Inc."

      1.5 Code of Regulations of the Surviving Corporation. The Code of Regulations of Merger Sub in effect immediately prior to the Effective Time shall be the Code of Regulations of the Surviving Corporation at and after the Effective Time until thereafter duly altered, amended or repealed in accordance with the provisions thereof, the Surviving Company's Articles of Incorporation and applicable law.

      1.6 Directors of the Surviving Corporation. At the Effective Time, the persons who were directors of Park-Ohio immediately prior to the Effective Time shall become the directors of the Surviving Corporation for the balance of the terms for which such persons were elected as directors of Park-Ohio, subject to earlier death, resignation or removal, all in accordance with the Articles of Incorporation and Code of Regulations of the Surviving Corporation and the OGCL.

      1.7 Officers of the Surviving Corporation. At the Effective Time, the persons who were officers of Park-Ohio immediately prior to the Effective Time shall become the officers of the Surviving Corporation and each such person shall hold the same offices in the Surviving Corporation as he held in Park-Ohio immediately prior to the Effective Time, all in accordance with the Articles of Incorporation and Code of Regulations of the Surviving Corporation and the OGCL.

      1.8 Articles of Incorporation of the Holding Company. Prior to the Effective Time, the Holding Company shall cause its Articles of Incorporation to be amended and restated so that they are in substantially the form of Exhibit A attached hereto. The Articles of Incorporation of the Holding Company, as so amended and restated and in effect immediately prior to the Effective Time, shall be and continue to be the Articles of Incorporation of the Holding Company at and after the Effective Time until thereafter duly altered, amended or repealed in accordance with the provisions thereof and applicable law.

      1.9 Code of Regulations of the Holding Company. The Code of Regulations of the Holding Company in effect immediately prior to the Effective Time, attached hereto as Exhibit B, shall be and continue to be the Code of Regulations of the Holding Company at and after the Effective Time until thereafter duly altered, amended or repealed in accordance with the provisions thereof, the Holding Company's Articles of Incorporation and applicable law.

      1.10 Directors and Officers of the Holding Company. The persons who are directors and officers of the Holding Company immediately prior to the Effective Time shall continue as directors and officers, respectively, of the Holding Company in accordance with the Code of Regulations of the Holding Company.

      1.11 Appropriate Actions. Subject to the terms and conditions of this Agreement, and in accordance with the OGCL, the Holding Company, Park-Ohio and Merger Sub, respectively, shall take all such actions as may be necessary or appropriate in order to effectuate the transactions contemplated hereby.

                                   ARTICLE 2

                 MANNER, BASIS AND EFFECT OF CONVERTING SHARES

      2.1 Conversion of Shares.  At the Effective Time:

          (a) all shares of Park-Ohio Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted (on a share-for-share basis) into an equal number of shares of Holding Company Common Stock; provided, however, that such conversion shall not affect shares of Park-Ohio Common Stock of holders, if any, who perfect their rights as dissenting shareholders under Section 1701.85 of the OGCL with respect to such shares.

          (b) all shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 100 shares of Park-Ohio Common Stock, which shares shall constitute all of the outstanding shares of Park-Ohio Common Stock immediately following the Effective Time and shall not be further converted into shares of Holding Company Common Stock pursuant Section 2.1(a) hereof.

          (c) all shares of Holding Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and any cash or other property theretofore paid by the Company to subscribe to such shares shall be refunded to the Company.

      2.2 Effect of Conversion. At and after the Effective Time, each stock certificate which immediately prior to the Effective Time represented outstanding shares of Park-Ohio Common Stock ("Park-Ohio Stock Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of Holding Company Common Stock into which the shares of Park-Ohio Common Stock represented by such ParkOhio Stock Certificate immediately prior to the Effective Time have been converted pursuant to Section
2.1 hereof. The registered holder of any Park-Ohio Stock Certificate outstanding immediately prior to the Effective Time, as such owner appears on the books and records of Park-Ohio or its transfer agent immediately prior to the Effective Time, shall, until such Park-Ohio Stock Certificate is surrendered for transfer or exchange, have and be entitled to exercise all voting and other rights with respect to and to receive any dividends or other distributions on the shares of Holding Company Common Stock into which the shares formerly represented by such Park-Ohio Stock Certificate have been converted pursuant to Section 2.1 hereof.

      2.3 Exchange of Certification. Each holder of a Park-Ohio Stock Certificate shall, upon surrender of such Park-Ohio Stock Certificate to the Holding Company or its transfer agent for cancellation after the Effective Time, be entitled to receive from the Holding Company or its transfer agent a certificate representing the number of shares of Holding Company Common Stock into which the shares formerly represented by such Park-Ohio Stock Certificate have been converted pursuant to Section 2.1 hereof.

      2.4 Stock Option Plans. Each option to purchase shares of Park-Ohio Common Stock granted under Park-Ohio's Amended and Restated 1992 Stock Option Plan, 1996 Non-Employee Director Stock Option Plan or any other stock option as to which Park-Ohio or any of its affiliates has assumed or incurred obligations (hereinafter collectively referred to as "Option Plans") which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of such optionee, be converted into and become an option to purchase the same number of shares of Holding Company Common Stock as the number of shares of Park-Ohio Common Stock purchasable under such option immediately prior to the Effective Time at the same option price per share and upon the same terms and subject to the same conditions as are in effect at the Effective Time. The Holding Company shall reserve for purposes of the Option Plans a number of shares of Holding Company Common Stock equal to the number of shares of Park-Ohio Common Stock reserved by Park-Ohio for issuance under the Option Plans as of the Effective Time. Park-Ohio and the Holding Company shall take all actions which may be necessary or desirable to provide for the use of Holding Company Common Stock (instead of Park-Ohio Common Stock) following the Effective Time in the administration of (i) the Option Plans and (ii) if approved by the shareholders of Park-Ohio at its 1998 annual meeting of shareholders, the 1998 Long Term Incentive Plan.

      2.5 Stock Transfer Books. The stock transfer books for Park-Ohio Common Stock shall be deemed to be closed at the Effective Time and no transfer of shares of Park-Ohio Common Stock outstanding prior to the Effective Time shall thereafter be made on such books. As of the Effective Time, Holding Company shall establish a stock register reflecting ownership of Holding Company Common Stock by the former holders of record of ParkOhio Common Stock whose shares of Park-Ohio Common Stock were converted into shares of Holding Company Common Stock in the Merger.

      2.6 Post-Merger Rights of Holders. Following the Effective Time, the holders of Park-Ohio Stock Certificates shall cease to have any rights with respect to the shares of the Surviving Corporation and their sole rights shall be with respect to the Holding Company Common Stock into which their shares of Park-Ohio Common Stock shall have been converted by the Merger, subject to the rights of any dissenting shareholders under Section 1701.85 of the OGCL.

      2.7 Assignment and Assumption of Indemnification Agreements. The Company hereby assigns to the Holding Company, and the Holding Company hereby accepts and assumes, all of the Company's responsibilities existing as of the Effective Time under the Indemnification Agreements listed on Schedule 2.7 attached hereto. The Company and the Holding Company shall take such further actions following the Effective Time as may be necessary or advisable to evidence such assignment and assumption.

                                   ARTICLE 3

                            CONDITIONS TO THE MERGER

      3.1 Shareholder Approval. The principal terms of this Agreement shall have been approved by the respective shareholders of Park-Ohio, the Holding Company and the Merger Sub in accordance with the OGCL and their respective Articles of Incorporation and Codes of Regulations.

      3.2 Listing of Holding Company Common Stock. All conditions for the listing on the Nasdaq Stock Market as of the Effective Time of the Holding Company Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been satisfied.

      3.3 Holding Company Articles of Incorporation. The Holding Company Articles of Incorporation shall have been amended and restated in accordance with Section 1.8 hereof and such Articles of Incorporation, as so amended and restated, shall have become effective in accordance with the OGCL.


      3.4 Tax Opinion. The Company shall have received an opinion from its legal counsel to the effect that the Merger will qualify for federal income tax purposes as a tax-free reorganization under Section 368(a)(1)(A) and (a)(2)(E), or as a tax-free exchange under Section 351(a), of the Internal Revenue Code of 1986, as amended, in which no gain or loss will be recognized by the holders of Park-Ohio Common Stock upon the conversion of such Park-Ohio Common Stock into Holding Company Common Stock pursuant to the Merger.


                                   ARTICLE 4

                                 MISCELLANEOUS

      4.1 Amendment, Termination or Waiver. The Board of Directors of Park-Ohio may cause this Agreement to be amended or terminated (and may cause any term or condition hereof to be waived) at any time prior to the filing of the certificate of merger with the State of Ohio if it determines for any reason that such amendment, termination or waiver would be advisable. However, no such amendment or waiver may be effected after approval of this Agreement by the pre-Merger shareholders of Park-Ohio if such amendment or waiver would (i) change the amount or kind of shares to be received by the pre-Merger shareholders of Park-Ohio pursuant to the Merger or (ii) result in alterations or changes which, alone or in the aggregate, materially adversely affect the rights of such shareholders.

      4.2 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof.

      4.3 Ohio Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the undersigned parties, have executed this Agreement as of the day and year first above written.

PARK-OHIO INDUSTRIES, INC.

By:                          /s/ EDWARD F. CRAWFORD
    --------------------------------------------------------
Title:                         Chairman, CEO & President
      --------------------------------------------------------

Attest:                         /s/ RONALD J. COZEAN
       --------------------------------------------------------
Title:                        Secretary & General Counsel
      --------------------------------------------------------

PKOH MERGER CORP.

By:                          /s/ EDWARD F. CRAWFORD
    --------------------------------------------------------
Title:                         Chairman, CEO & President
      --------------------------------------------------------

Attest:                         /s/ RONALD J. COZEAN
       --------------------------------------------------------
Title:                        Secretary & General Counsel
      --------------------------------------------------------
PKOH HOLDING CORP.

By:                          /s/ EDWARD F. CRAWFORD
    --------------------------------------------------------
Title:                         Chairman, CEO & President
      --------------------------------------------------------

Attest:                         /s/ RONALD J. COZEAN
       --------------------------------------------------------
Title:                        Secretary & General Counsel
      --------------------------------------------------------

                                   EXHIBIT A
                                       TO
                                MERGER AGREEMENT

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               PKOH HOLDING CORP.

              [SEE APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS]

                                   EXHIBIT B
                                       TO
                                MERGER AGREEMENT

                                 REGULATIONS OF
                               PKOH HOLDING CORP.

              [SEE APPENDIX C TO THIS PROXY STATEMENT/PROSPECTUS]

                                  SCHEDULE 2.7
                                       TO
                                MERGER AGREEMENT

                           INDEMNIFICATION AGREEMENTS

Indemnification Agreements with the following:

Edward F. Crawford

Matthew V. Crawford

Kevin R. Greene

Thomas E. McGinty

Felix J. Tarorick

James S. Walker

James W. Wert

Lawrence O. Selhorst

Lewis E. Hatch, Jr.

Ronald J. Cozean

Patrick W. Fogarty

                                   APPENDIX B

                                  CERTIFICATE

                                       OF

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                               PKOH HOLDING CORP.

     Edward F. Crawford, who is Chairman of the Board of Directors, President and Chief Executive Officer, and Ronald J. Cozean, who is Secretary, of the above-named Ohio corporation for profit with its principal location at Cleveland, Ohio (the "Corporation") do hereby certify that the following Amended and Restated Articles of Incorporation were adopted by the Board of Directors of the Corporation to supersede and take the place of the existing Articles of Incorporation at a meeting duly called on February 7, 1998, and further that such Amended and Restated Articles of Incorporation were approved by the sole shareholder of the Corporation in a writing signed by such shareholder and dated February 19, 1998, all in accordance with the applicable provisions of the Ohio Revised Code, including Section 1701.69 thereof.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF


                               PKOH HOLDING CORP.



     FIRST:  The name of the Corporation shall be PKOH Holding Corp.


     SECOND: The place in the State of Ohio where the principal office of the Corporation will be located is Cleveland, Ohio, in Cuyahoga County, or such other location as the Board of Directors may from time to time determine.

     THIRD: The purposes for which the Corporation is formed are (i) to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code, as now in effect or hereinafter amended, in furtherance of such long-term plans and strategies as the Board of Directors may from time to time establish for the Corporation and (ii) to preserve for the Corporation, its shareholders and such other constituencies as the Board of Directors may from time to time identify, the benefits expected to be derived from such long term-plans and strategies.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty million six hundred thirty-two thousand four hundred seventy (40,632,470), all of a par value of $1 per share, divided into two classes as follows: 632,470 shares of Serial Preferred Stock (hereinafter called the "Serial Stock"); and 40,000,000 shares of Common Stock (hereinafter called the "Common Stock").

     The voting powers and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of stock which are fixed by these Amended and Restated Articles of Incorporation, and the express grant of authority to the Board of Directors to fix by resolutions the voting powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, of the Serial Stock which are not fixed by these Amended and Restated Articles of Incorporation, are as follows:

     SECTION 1. PROVISIONS APPLICABLE ONLY TO THE SERIAL STOCK

     A. The Serial Stock may be issued from time to time in any amount, not exceeding in the aggregate (including all shares of any and all series thereof theretofore issued and not theretofore retired) the total number of shares of the Serial Stock hereinabove authorized, as Serial Stock of one or more series, as hereinafter provided. All shares of any one series of the Serial Stock shall be identical in all respects, each series thereof shall be distinctively designated by letter or descriptive words, and, except as permitted by the provisions of this Article FOURTH, all series of the Serial Stock shall rank equally and be identical in all respects.

     B. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Serial Stock as Serial Stock of any series and in connection with the creation of such series to fix by the resolution or resolutions providing for the issue of shares thereof the voting powers and designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, to the fullest extent now or hereafter permitted by the laws of the State of Ohio, in respect of the matters set forth in the following subdivisions (1) to (7), inclusive:

          (1) The designation of such series;

          (2) The voting powers, if any, of the holders of Serial Stock of such series;

          (3) The rate and the times and conditions upon which the holders of Serial Stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or non-cumulative;

          (4) The price or prices and the time or times and the manner in which the Serial Stock of such series shall be redeemable, if such Serial Stock is made redeemable;

          (5) Whether or not the shares of such series shall be entitled to the benefit of a sinking fund or purchase fund to be applied to the redemption or purchase of such series and, if so entitled, the amount of such fund and the manner of its application;

          (6) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class of the Corporation or any other security, and, if so convertible or exchangeable, the conversion price or prices or rate or rates, or the rate or rates of exchange, and the adjustments, if any, in the price or prices or rate or rates at which such conversion or exchange may be made; and

          (7) Any other designations, preferences and relative participating, or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of these Amended and Restated Articles of Incorporation, as from time to time amended.

     C. Shares of any series of Serial Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired, whether through the operation of a retirement or purchase fund or otherwise, and shares which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes) shall have the status of authorized and unissued shares of Serial Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Serial Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Serial Stock, all subject to the conditions or restrictions on issuance set forth herein or in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Serial Stock.

     SECTION 2. PROVISIONS APPLICABLE TO ALL CLASSES OF STOCK

     A. Except to the extent that the resolution or resolutions providing for the issuance of a series of Serial Stock may otherwise provide with respect to such series, the preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Serial Stock of all series are as follows:

          (1) Out of the unreserved and unrestricted surplus of the Corporation legally available for dividends, the holders of Serial Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate per annum determined as in this Article FOURTH, provided therefor, and no more, payable quarterly in each year on such dates as may be fixed as in this Article FOURTH provided therefor to holders of record on the respective dates not exceeding forty days preceding such dividend payment dates as may be determined by the Board of Directors in advance of the payment of each such dividend (each such payment day being hereinafter called a dividend date and each quarterly period ending with a dividend date being hereinafter called a dividend period), before any dividends (other than dividends payable in stock ranking junior to Serial Stock) on any class or classes of stock of the Corporation ranking junior to Serial Stock as to dividends or on liquidation shall be declared or paid or set apart for payment. With respect to each issue of Serial Stock on which dividends are cumulative, such dividends shall accrue and be cumulative from the "Date of Cumulation." The term "Date of Cumulation" as used in this Section 2A.(1) with reference to the Serial Stock shall be deemed to mean the date on which shares of the Serial Stock of such series are first issued. In the event of the issue of additional shares of Serial Stock of any then existing series, all dividends paid on the Serial Stock of such series prior to the issue of such additional shares, and all dividends declared and payable to holders of record of the Serial Stock of such series on any date prior to the issue of such additional shares, shall be deemed to have been paid on such additional shares. No dividends shall be declared on any issue of Serial Stock in respect of any dividend period unless there shall likewise be or have been declared on all shares of Serial Stock of each other issue at the time outstanding like dividends for all dividend periods coinciding with or ending before such dividend period, ratably in proportion to the respective annual dividend rates per annum fixed therefor as hereinbefore provided. Accruals of dividends shall not bear interest.

          (2) The Serial Stock of all issues shall be preferred over the Common Stock as to assets in the event of any liquidation or dissolution or winding up of the Corporation, and in that event the holders of the Serial Stock of each issue shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders the amount payable upon such liquidation or dissolution or winding up as fixed by the Board of Directors, plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders, before any distribution of the assets shall be made to the holders of the Common Stock; and, if in the event of any such liquidation or dissolution or winding up of the Corporation, the holders of all issues of the Serial Stock shall have received all the amounts to which they shall be entitled as aforesaid, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Serial Stock, to share ratably in all the assets of the Corporation available for distribution to the shareholders then remaining according to the number of shares of the Common Stock held by them respectively. If, upon any liquidation or dissolution or winding up of the Corporation, the amounts payable on or with respect to the Serial Stock are not paid in full, the holders of shares of the Serial Stock of all issues shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to the Serial Stock of all series were paid in full. For the purposes of this
     Section 2A.(2), the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of its property or assets to, or a consolidation or merger of the Corporation with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (3) The shares of Serial Stock, or any series or issue thereof, or any part of any series or issue thereof, which are outstanding and which are by resolution or resolutions of the Board of Directors creating any series of Serial Stock, then redeemable, may be redeemed by the Corporation at its election expressed by resolution of the Board of Directors, upon not less than thirty (30) nor more than sixty (60) days' previous notice to the holders of record of the Serial Stock to be redeemed, given by mail or by publication in such manner as may be prescribed by resolution of the Board of Directors, at the applicable redemption price, determined as provided in this Article FOURTH, of the Serial Stock to be redeemed. If less than all the outstanding Serial Stock of any issue or series is to be redeemed, the redemption may be made either by lot or pro rata as may be prescribed by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys for the payment of the redemption price pursuant to such notice), or, if the Corporation shall so elect, from and after a date, prior to the date fixed as the date of redemption, on which the Corporation shall provide moneys for the payment of the redemption price by depositing the amount thereof for the account of the holders of the Serial Stock entitled thereto with a bank or trust company doing business in the City of Chicago, Illinois, or in the City of New York, New York, or in the City of Cleveland, Ohio, and having a capital and surplus of at least fifty million dollars ($50,000,000), pursuant to notice of such election included in the notice of redemption specifying the date on which such deposit will be made, all dividends on the Serial Stock called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price as hereinafter provided and, in the case of such deposit, any conversion rights not theretofore expired, shall cease and terminate. After the deposit of such amount with such bank or trust company, the respective holders of record of the Serial Stock to be redeemed shall be entitled to receive the redemption price at any time upon actual delivery to such bank or trust company of certificates for the number of shares to be redeemed, duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly endorsed in blank. Any moneys so deposited which shall remain unclaimed by the holders of such Serial Stock at the end of six (6) years after the redemption date, together with any interest thereon which shall be allowed by the bank or trust company with which the deposit shall have been made, shall be repaid by such bank or trust company to the Corporation upon its request expressed in a resolution of its Board of Directors, free of any trust theretofore impressed upon them by the Corporation.

          (4) If at the time of any annual meeting of shareholders of the Corporation for the election of directors a default in preference dividends, as the term "default in preference dividends" is hereinafter defined, shall exist, the holders of the Serial Stock voting separately as a class and without regard to series, shall have the right to elect two members of the Board of Directors; and the holders of the Common Stock shall not be entitled to vote in the election of the directors of the Corporation to be elected by the holders of Serial Stock, as provided above. Whenever a default in preference dividends shall commence to exist, the Corporation, upon the written request of the holders of five percent (5%) or more of the outstanding shares of Serial Stock, shall call a special meeting of the holders of the Serial Stock, such special meeting or meetings to be held within one hundred twenty (120) days after the date on which such request is received by the Corporation, for the purpose of enabling such holders to elect members of the Board of Directors as provided above; provided, however, that such special meeting or meetings need not be called if an annual meeting of shareholders of the Corporation for the election of directors shall be scheduled to be held within such 120 days. Prior to any such special or annual meeting or meetings, the number of directors of the Corporation shall be increased to the extent necessary to provide as additional places on the Board of Directors the directorships to be filled by the directors to be elected thereat. Any director elected as aforesaid by the holders of shares of the Serial Stock shall cease to serve as such director whenever a default in preference dividends shall cease to exist. If, prior to the end of the term of any director elected as aforesaid by the holders of shares of Serial Stock, or elected by the holders of the Serial Stock and Common Stock, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in these Amended and Restated Articles of Incorporation and the Regulations of the Corporation; provided, however, that if such vacancy shall be filled by election by the shareholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of that class of stock or series thereof which elected the director the vacancy in the office of whom is so to be filled, unless, in any such case, no default in preference dividends shall exist at the time of such meeting. For the purposes of this Section 2A.(4), a "default in preference dividends" shall be deemed to have occurred whenever the amount of cumulative dividends accrued and unpaid upon any series of the Serial Stock and the amount of non-cumulative dividends unpaid upon any series of the Serial Stock shall be equivalent to six (6) full quarter-yearly dividends or more, and, having so occurred, such default in preference dividends shall be deemed to exist thereafter until, but only until, all cumulative dividends accrued and unpaid on all shares of the Serial Stock then outstanding, of each and every class and series, shall have been paid in full, or declared and funds set aside for their payment, and until non-cumulative dividends on all shares of the Serial Stock then outstanding, of each and every series, shall have been paid regularly for at least one year. Nothing herein contained shall be deemed to prevent an increase in the number of directors of the Corporation pursuant to its Regulations so as to provide as additional places on the Board of Directors the directorships to be filled by the directors so to be elected by the holders of the Serial Stock or of any class or series thereof, or to prevent any other change in the number of directors of the Corporation. At any meeting held for the purpose of electing directors at which the holders of the

     Serial Stock shall have the special right, voting separately as a group, to elect directors as provided in this Section 2A.(4), the presence, in person or by proxy, of the holders of one-third of the aggregate number of shares of the Serial Stock of all series at the time outstanding shall be required to constitute a quorum of such group for the election of any director by the holders of the Serial Stock as a group. At any such meeting or adjournment thereof, (a) the absence of a quorum of the holders of the Serial Stock shall not prevent the election of directors other than those to be elected by the holders of the Serial Stock voting as a group and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by the holders of the Serial Stock voting as a group, and (b) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

          (5) So long as any shares of the Serial Stock of any series shall be outstanding, (a) the Corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds of the aggregate number of shares of the Serial Stock of all series at the time outstanding, considered as a single class without regard to series,

             (i) alter or change the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the Serial Stock as provided in these Amended and Restated Articles of Incorporation or by the resolution or resolutions so fixing the same, so as to affect the Serial Stock adversely, or

             (ii) authorize or create any class of stock ranking, either as to dividends or upon liquidation, prior to the Serial Stock; or

          (b) the Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the aggregate number of shares of the Serial Stock of all series at the time outstanding, considered as a single class, increase the authorized amount of Serial Stock or authorize or create any class ranking, either as to dividends or upon liquidation, on a parity with Serial Stock; or (c) the Corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds of the aggregate number of shares of the Serial Stock of any series at the time outstanding, the holders of such series consenting or voting separately as a series, alter or change the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions specifically applicable to such series, as provided in these Amended and Restated Articles of Incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, so as to affect such series adversely; or (d) the Corporation shall not (i) declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Serial Stock) or make any distribution, on any class or classes of stock of the Corporation ranking junior to the Serial Stock in any respect, or (ii) redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any such junior class, if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition, the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire, shares of Serial Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the sale of, other shares of stock of any junior class; provided, however, that any vote or consent required by Section 2A.(5)(a)(i) above may be given and made effective by the filing of an appropriate amendment of these Amended and Restated Articles of Incorporation without obtaining the vote or consent of the holders of the Common Stock, the right to give such vote or consent being expressly waived by all holders of such Common Stock unless the action to be taken would substantially adversely affect the rights or powers of the Common Stock; and provided, further, that any vote or consent required by Section 2A.(5)(c) above may be given and made effective by the filing of an appropriate amendment of these Amended and Restated Articles of Incorporation without obtaining the vote or consent of the holders of any other series of the Serial Stock or of the holders of the Common Stock, the right to give such vote or consent being expressly waived by all holders of such other series of Serial Stock and

     Common Stock, unless the action to be taken would substantially adversely affect the rights or powers of such other series of Serial Stock or Common Stock, as the case may be.

          (6) If at any time the Corporation shall have failed to pay dividends in full on the Serial Stock, thereafter and until dividends in full, including all accrued and unpaid dividends on the Serial Stock outstanding, shall have been declared and set apart for payment or paid (a) the Corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds of the aggregate number of shares of the Serial Stock of all series at the time outstanding, redeem less than all of the Serial Stock at such time outstanding other than in accordance with
     Section 2A.(7), and (b) neither the Corporation nor any subsidiary shall purchase any Serial Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Serial Stock of all series upon such terms as the Board of Directors, in its sole discretion after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series, shall determine (which determination shall be final and conclusive) will result in fair and equitable treatment among the respective series; provided, that (i) unless prohibited by the provisions applicable to any series, the Corporation, to meet the requirements of any retirement or sinking fund provisions with respect to any series, may use shares of such series acquired by it prior to such failure and then held by it as treasury stock and (ii) nothing shall prevent the Corporation from completing the purchase or redemption of shares of Serial Stock for which a purchase contract was entered into for any retirement or sinking fund purposes, or the notice of redemption of which was initially published, prior to such failure.

          (7) If in any case the amounts payable with respect to any obligations to retire shares of the Serial Stock are not paid in full in the case of all series as to which such obligations exist, the number of shares of the various series to be retired shall be in proportion to the respective amounts which would be payable on account of such obligations if all amounts which would be payable on account of such obligations were discharged in full.

     B. For the purposes of this Article FOURTH and of any resolution or resolutions of the Board of Directors adopted pursuant to this Article FOURTH or of any certificate filed with the Secretary of State of Ohio (unless otherwise provided in any such resolution or certificate):

          (1) The term "outstanding," when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary and shares called for redemption, funds for the redemption of which shall have been deposited in trust;

          (2) The amount of dividends "accrued and unpaid" on any shares of Serial Stock of any series as at any quarterly dividend date shall be deemed (whether or not in any dividend period in respect of which such term is used there shall have been unreserved and unrestricted surplus legally available for the payment of dividends) to be the amount of any unpaid dividends accumulated thereon to and including such quarterly dividend date, whether or not earned or declared, and the amount of dividends "accrued and unpaid" on any shares of Serial Stock of any series as at any date other than a quarterly dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding quarterly dividend date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate fixed for the shares of such series for the period after such last preceding quarterly dividend date to, and including, the date as of which the calculation is made, based on a 360-day year of twelve 30-day months;

          (3) Any class or classes of stock of the Corporation shall be deemed to rank:

             (a) prior to the Serial Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of any Serial Stock;

             (b) on a parity with the Serial Stock either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of any Serial Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other as between the holders of such class or classes of stock and the holders of any Serial Stock; and

             (c) junior to the Serial Stock if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the Serial Stock in respect of either the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up.

     C. Except as otherwise provided by law or by these Amended and Restated Articles of Incorporation and except to the extent that the resolution or resolutions of the Board of Directors providing for the issuance of a series of Serial Stock may otherwise provide with respect to such series, the holder (or holders) of each outstanding share of stock of the Corporation, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders or submitted to shareholders for their consent without a meeting.

     D. No shareholder of the Corporation shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

     FIFTH:

     SECTION 1. SPECIAL VOTE FOR CERTAIN BUSINESS COMBINATIONS. Except as set forth in Section 3 of this Article FIFTH, the affirmative vote of the holders of eighty percent (80%) of all outstanding shares of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article FIFTH and Article SIXTH hereof as one class (such shares hereinafter in this Article FIFTH, in Article SIXTH and Article EIGHTH hereof referred to as "Voting Shares"), shall be required:

          A. to adopt an agreement for the merger or consolidation of the Corporation with or into any other entity; or

          B. to authorize the sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation, to another corporation, person or entity; or

          C. to authorize any purchase by the Corporation of any assets or securities of any other corporation, person or entity in exchange, in whole or in part, for Voting Shares of the Corporation;

if, in any such case referred to in A, B, or C above, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than five percent (5%) of the Voting Shares of the Corporation. Such affirmative vote shall be in addition to any vote of the shareholders of the Corporation otherwise required.

     SECTION 2. BENEFICIAL OWNERSHIP. For the purpose of determining the number of Voting Shares of the Corporation beneficially owned by any corporation, person or other entity (but not for the purpose of determining the number of outstanding Voting Shares) there shall be included, in addition to the outstanding shares beneficially owned, directly or indirectly, by such corporation, person or entity, the Voting Shares of the Corporation which such corporation, person or other entity, or any affiliate or associate thereof, owns or has the right to acquire presently or in the future pursuant to any agreement or upon exercise of conversion rights, warrants, options, or otherwise, or which are the subject of any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Shares of the Corporation.

The terms "affiliate" and "associate" as herein used shall have the same meaning as is given to those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     SECTION 3. EXCLUDED TRANSACTIONS. The provisions of the foregoing Sections 1 and 2 of this Article FIFTH shall not be applicable to:

          A. any transaction which but for said Sections would not require the vote or consent of shareholders of the Corporation; or

          B. any transaction with another person or entity if prior to such transaction and prior to the time that such other person or entity shall have become the beneficial owner, as defined in Section 2 above, of more than five percent (5%) of the Voting Shares of the Corporation, the Board of Directors of the Corporation, including the positive vote of all directors of the Corporation who are neither "associates" nor "affiliates" (as such terms are defined under the federal securities laws) of such other person or entity, shall have approved: (i) the transaction or the entry by the Corporation into a written understanding with such other person or entity substantially consistent with such transaction; or (ii) the acquisition by such other person or entity of beneficial ownership of more than five percent (5%) of the Voting Shares of the Corporation; or

          C. any transaction with a corporation or other entity a majority of the voting shares of which are owned of record or beneficially by the Corporation.

     SECTION 4. DETERMINATION OF BENEFICIAL OWNERSHIP AND OTHER MATTERS. The determination of the Board of Directors of the Corporation, based on information known to them and made in good faith, shall be conclusive as to whether any corporation, person or entity beneficially owns more than five percent (5%) of the Voting Shares of the Corporation, whether a corporation, person or entity is an affiliate or associate of another, or whether a written understanding entered into by the Corporation is substantially consistent with a transaction.

     SECTION 5. AMENDMENTS TO ARTICLE FIFTH. Any amendment to the Amended and Restated Articles of Incorporation of the Corporation whereby this Article FIFTH is to be amended, altered or repealed or any provisions inconsistent with this Article FIFTH are to be adopted shall require the affirmative vote or consent of the holders of at least eighty percent (80%) of the Voting Shares of the Corporation.

     SIXTH: No Person shall make a Control Share Acquisition without the prior authorization of the Corporation's shareholders.

     SECTION 1. PROCEDURE. In order to obtain authorization of a Control Share Acquisition by the Corporation's shareholders, a Person shall deliver a notice (the "Notice") to the Corporation at its principal place of business that sets forth all of the following information:

          A. The identity of the Person who is giving the Notice;

          B. A statement that the Notice is given pursuant to this Article
     SIXTH;

          C. The number and class of shares of the Corporation owned, directly or indirectly, by the Person who gives the Notice;

          D. The range of voting power under which the proposed Control Share Acquisition would, if consummated, fall;

          E. A description in reasonable detail of the terms of the proposed Control Share Acquisition; and

          F. Reasonable evidence that the proposed Control Share Acquisition, if consummated, would not be contrary to law and that the Person who is giving the Notice has the financial capacity to make the proposed Control Share Acquisition.

     SECTION 2. CALL OF SPECIAL MEETING OF SHAREHOLDERS. The Board of Directors of the Corporation shall, within ten days after receipt of such Notice by the Corporation, call a special meeting of shareholders to be held not later than fifty (50) days after receipt of the Notice by the Corporation, unless the

Person who delivered the Notice agrees to a later date, to consider the proposed Control Share Acquisition; provided that the Board of Directors shall have no obligation to call such meeting if they make a determination within ten days after receipt of the Notice (i) that the Notice was not given in good faith,
(ii) that the proposed Control Share Acquisition would not be in the best interests of the Corporation or (iii) that the proposed Control Share Acquisition could not be consummated for financial or legal reasons. The Board of Directors may adjourn such meeting if, prior to such meeting, the Corporation has received a Notice from any other Person and the Board of Directors has determined that the Control Share Acquisition proposed by such other Person or a merger, consolidation or sale of assets of the Corporation should be presented to shareholders at an adjourned meeting or at a special meeting held at a later date.

     For purposes of this Section 2, a director, in determining whether the proposed Control Share Acquisition would be in the best interests of the Corporation, shall consider the interests of the Corporation's shareholders and, in his discretion, may consider any of the following: the interests of the Corporation's employees, suppliers, creditors and customers; the economy of the state and nation; community and societal considerations; and the long term as well as short term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

     For purposes of making a determination that a special meeting of shareholders should not be called pursuant to this Section 2, no such determination shall be deemed void or voidable with respect to the Corporation merely because one or more of its directors or officers who participated in making such determination may be deemed to be other than disinterested, if in any such case the material facts of the relationship giving rise to a basis for self-interest are known to the directors and the directors, in good faith reasonably justified by the facts, make such determination by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum. For purposes of this paragraph, "disinterested directors" shall mean directors whose material contacts with the Corporation are limited principally to activities as a director or shareholder. Persons who have substantial, recurring business or professional contacts with the Corporation shall not be deemed to be "disinterested directors" for purposes of this provision. A director shall not be deemed to be other than a "disinterested director" merely because he would no longer be a director if the proposed Control Share Acquisition were approved and consummated.

     SECTION 3. NOTICE OF SPECIAL MEETING. The Corporation shall give notice of such special meeting to all shareholders of record as of the record date set for such meeting as promptly as practicable. Such notice shall include or be accompanied by a copy of the Notice and by a statement of the Corporation, authorized by the Board of Directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control Share Acquisition.

     SECTION 4. REQUIREMENTS FOR APPROVAL. The Person who delivered the Notice may make the proposed Control Share Acquisition if both of the following occur:
(i) the shareholders of the Corporation authorize such acquisition at the special meeting called by the Board of Directors at which a quorum is present and held for that purpose by an affirmative vote of a majority of the Voting Shares represented at such meeting in person or by proxy and by a majority of the portion of such Voting Shares represented at such meeting in person or by proxy excluding the votes of Interested Shares; and (ii) such acquisition is consummated, in accordance with the terms so authorized, not later than 360 days following shareholder authorization of the Control Share Acquisition.

     SECTION 5. VIOLATIONS OF RESTRICTION. Shares issued or transferred to any Person in violation of this Article SIXTH shall be valid only with respect to such amount of shares as does not result in a violation of this Article SIXTH, and such issuance or transfer shall be null and void with respect to the remainder of such shares, any such remainder of shares being hereinafter called "Excess Shares." If the last clause of the foregoing sentence is determined to be invalid by virtue of any legal decision, statute, rule or regulation, the Person who holds Excess Shares shall be conclusively deemed to have acted as an agent on behalf of the Corporation in acquiring the Excess Shares and to hold such Excess Shares on behalf of the Corporation. As the equivalent of treasury securities for such purposes, the Excess Shares shall not be entitled to any voting rights, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends, interest or any other distribution with respect to the Excess Shares. Any person who receives dividends, interest or any other distribution in respect to Excess Shares shall hold the same as agent for the Corporation and, following a permitted transfer, for the transferee thereof. Notwithstanding the foregoing, any holder of Excess Shares may transfer the same (together with any distributions thereon) to any person who, following such transfer, would not own shares in violation of this Article SIXTH. Upon such permitted transfer, the Corporation shall pay or distribute to the transferee any distributions on the Excess Shares not previously paid or distributed.

     SECTION 6. DEFINITIONS.  As used in this Article SIXTH:

          A. "Person" includes, without limitation, an individual, a corporation (whether nonprofit or for profit), a partnership, an unincorporated society or association, and two or more persons having a joint or common interest.

          B. (1) "Control Share Acquisition" means the acquisition, directly or indirectly, by any Person, of shares of the Corporation that, when added to all other shares of the Corporation in respect of which such Person may exercise or direct the exercise of voting power as provided in this Section 6B.(1), would entitle such Person, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of the voting power of the Corporation in the election of directors within any of the following ranges of such voting power:

             (a) One-fifth or more but less than one-third of such voting power;

             (b) One-third or more but less than a majority of such voting power;

             (c) A majority or more of such voting power.

          A bank, broker, nominee, trustee, or other person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this Article SIXTH shall, however, be deemed to have voting power only of shares in respect of which such person would be able to exercise or direct the exercise of votes without further instruction from others at a meeting of shareholders called under this Article SIXTH. For purposes of this Article SIXTH, the acquisition of securities immediately convertible into shares of the Corporation with voting power in the election of directors shall be treated as an acquisition of such shares.

          (2) The acquisition by any Person of any shares of the Corporation does not constitute a Control Share Acquisition for the purpose of this Article SIXTH if the acquisition is consummated in any of the following circumstances:

             (a) Pursuant to the Merger Agreement dated February 20, 1998 by and among the Corporation, Park-Ohio Industries, Inc. and PKOH Merger Corp.;

             (b) By underwriters in good faith and not for the purpose of circumventing this Article SIXTH in connection with an offering of the securities of the Corporation to the public;

             (c) By bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift, that is made in good faith and not for the purpose of circumventing this Article SIXTH;

             (d) Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this Article SIXTH;

             (e) Pursuant to a merger or consolidation adopted, or a combination or majority share acquisition authorized by shareholder vote in compliance with the provisions of Article FIFTH of these Amended and Restated Articles of Incorporation and Section 1701.78, or Section 1701.83, of the Ohio Revised Code if the Corporation is the surviving or new corporation in the merger or consolidation or is the acquiring corporation in the combination or majority share acquisition and if the vote of shareholders of the surviving, new, or acquiring corporation is required by the provisions of Section 1701.78 or 1701.83 of the Ohio Revised Code; or

             (f) The Person's being entitled, immediately thereafter, to exercise or direct the exercise of voting power of the Corporation in the election of directors within the same range theretofore attained by that person either in compliance with the provisions of this Article SIXTH or as a result solely of the Corporation's purchase of shares issued by it.

          The acquisition by any Person of shares of the Corporation in a manner described under this Section 6B.(2) shall be deemed to be a Control Share Acquisition authorized pursuant to this Article SIXTH within the range of voting power under Section 6B.(1)(a), (b) or (c) of this Article SIXTH that such Person is entitled to exercise after such acquisition, provided that, in the case of an acquisition in a manner described under Section 6B.(2)(c) or (d), the transferor of shares to such Person had previously obtained any authorization of shareholders required under this Article SIXTH in connection with such transferor's acquisition of shares of the Corporation.

          (3) The acquisition of shares of the Corporation in good faith and not for the purpose of circumventing this Article SIXTH the acquisition of which (a) had previously been authorized by shareholders in compliance with this Article SIXTH or (b) would have constituted a Control Share Acquisition but for Section 6B.(2), does not constitute a Control Share Acquisition for the purpose of this Article SIXTH unless such acquisition entitles any Person, directly or indirectly, to exercise or direct the exercise of voting power of the Corporation in the election of directors in excess of the range of such voting power authorized pursuant to this Article SIXTH, or deemed to be so authorized under Section 6B.(2).

          C. "Interested Shares" means Voting Shares with respect to which any of the following persons may exercise or direct the exercise of the voting power:

             (1) any Person whose Notice prompted the calling of the meeting of shareholders;


             (2) any officer of the Corporation elected or appointed by the directors of the Corporation; provided, however, that Voting Shares which, as of the record date of any special meeting held pursuant to this Article SIXTH, have been owned beneficially by such person for three or more years shall not be deemed to be "Interested Shares" for purposes of any vote at such meeting; and



             (3) any employee of the Corporation who is also a director of the Corporation; provided, however, that Voting Shares which, as of the record date of any special meeting held pursuant to this Article SIXTH, have been owned beneficially by such person for three or more years shall not be deemed to be "Interested Shares" for purposes of any vote at such meeting;


             (4) any Person that acquires such Voting Shares for a valuable consideration during the period beginning with the date of the first public disclosure of a proposed Control Share Acquisition or any proposed merger, consolidation or other transaction which would result in a change of control of the Corporation or all or substantially all of its assets, and ending on the record date of any special meeting held thereafter pursuant to this Article SIXTH for the purpose of voting on a Control Share Acquisition proposed by any Person who has delivered a Notice pursuant to Section 1 of this Article SIXTH if either of the following applies:

                (a) the aggregate consideration paid or given by the Person who acquired the Voting Shares, and other persons acting in concert with such Person, for all such Voting Shares exceeds Two Hundred Fifty Thousand Dollars ($250,000.00); or

                (b) the number of Voting Shares acquired by the Person who acquired the Voting Shares, and other persons acting in concert with such Person, for all such Voting Shares exceeds one half of one percent of all Voting Shares; and

             (5) any Person that transfers such Voting Shares for valuable consideration after the record date of any special meeting described in
        Section 6(C)(4) of this Article SIXTH as to shares so transferred, if accompanied by the voting power in the form of a blank proxy, an agreement to vote as instructed by the transferee, or otherwise.

     SECTION 7. PROXIES. No proxy appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article SIXTH is valid if it provides that it is irrevocable. No such proxy is valid unless it is sought, appointed, and received both:

          A. In accordance with all applicable requirements of law; and

          B. Separate and apart from the sale or purchase, contract or tender for sale or purchase, or request or invitation for tender for sale or purchase, of shares of the Corporation.

     SECTION 8. REVOCABILITY OF PROXIES. Proxies appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article SIXTH shall be revocable at all times prior to the obtaining of such shareholder authorization, whether or not coupled with an interest.

     SECTION 9. AMENDMENTS. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the Regulations of the Corporation, as the same may be in effect from time to time, or any provision of law that might otherwise permit a lesser vote of the directors or shareholders, but in addition to any affirmative vote of the directors or the holders of any particular class or series of shares required by law, the Amended and Restated Articles of Incorporation or the Regulations of the Corporation, as the same may be in effect from time to time, the affirmative vote of at least eighty percent (80%) of the Voting Shares, shall be required to alter, amend or repeal this Article SIXTH or adopt any provisions in the Amended and Restated Articles of Incorporation or Regulations of the Corporation, as the same may be in effect from time to time, which are inconsistent with the provisions of this Article SIXTH.

     SECTION 10. LEGEND ON SHARE CERTIFICATES. Each certificate representing shares of the Corporation's capital stock shall contain the following legend:
"Transfer of the shares represented by this Certificate is subject to the provisions of Article SIXTH of the Corporation's Amended and Restated Articles of Incorporation as the same may be in effect from time to time. Upon written request delivered to the Secretary of the Corporation at its principal place of business, the Corporation will mail to the holder of this Certificate a copy of such provisions without charge within five (5) days after receipt of written request therefor. By accepting this Certificate the holder hereof acknowledges that it is accepting same subject to the provisions of said Article SIXTH as the same may be in effect from time to time and covenants with the Corporation and each shareholder thereof from time to time to comply with the provisions of said Article SIXTH as the same may be in effect from time to time."

     SEVENTH: The provisions of Section 1701.831 of the Ohio Revised Code shall not apply to this Corporation.


     EIGHTH: Except as otherwise provided in these Amended and Restated Articles of Incorporation or in the Regulations of the Corporation, the holders of a majority of the outstanding Voting Shares of the Corporation present in person or by proxy at any meeting of the shareholders of the Corporation are authorized to act on any matter which may properly come before such meeting.


     NINTH: Except to the extent that Articles FOURTH, FIFTH and SIXTH otherwise provide with respect to certain matters therein set forth, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation and to add new provisions, in the manner now or hereafter prescribed by statute, upon the affirmative vote of a majority of the outstanding shares of the Corporation, voting as a Class; and all rights, privileges and preferences of whatsoever nature conferred upon shareholders, directors and officers pursuant to these Amended and Restated Articles of Incorporation in their present form or as hereafter amended are granted subject to this reservation. Notwithstanding the foregoing, the adoption of any amendment, alteration, change or repeal to these Amended and Restated Articles of Incorporation as the same may be in effect from time to time which is inconsistent with or would have the effect of amending, altering, changing or repealing the provisions of Sections 7, 9 or 10 of the Regulations of the Corporation as the same may be in effect from time to time shall require the same affirmative vote of shareholders as would be required under such Regulations to adopt any amendment, alteration, change or repeal of said Sections 7, 9 or 10 or to adopt any provisions inconsistent therewith.

     TENTH: Without derogation from any other power to purchase shares of the Corporation, the Corporation may, by action of its Board of Directors and to the extent not prohibited by law, purchase outstanding shares of any class of this Corporation's stock.

     ELEVENTH: No holder of shares of any class of stock of the Corporation shall have the right to cumulate his voting power in the election of the Board of Directors, and the right to cumulative voting described in Ohio Revised Code Section 1701.55 is hereby specifically denied to the holders of any class of stock of the Corporation.

     TWELFTH: Except where the law or the Amended and Restated Articles of Incorporation or Regulations of the Corporation require action to be authorized or taken by shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors.

     IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of
the Corporation, have subscribed their names this        day of             ,
1998.

                                          --------------------------------------
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                          --------------------------------------
                                          Secretary and General Counsel

                                   APPENDIX C

                                  REGULATIONS
                                       OF
                               PKOH HOLDING CORP.

                            MEETINGS OF SHAREHOLDERS

SECTION 1. ANNUAL MEETING.

     The annual meeting of shareholders of the Corporation shall be held at such time and on such business day as the directors may determine each year. The annual meeting shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the directors may determine.

SECTION 2. SPECIAL MEETINGS.

     Special meetings of the shareholders may be called at any time by (i) the Chairman of the Board, (ii) the Vice Chairman, (iii) the President, (iv) the directors, by action at a meeting or a majority of the directors acting without a meeting, or (v) the holders of 50% or more of the outstanding shares entitled to vote thereat. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

SECTION 3. NOTICE OF MEETINGS.

     Written notice of every annual or special meeting of the shareholders stating the time, place and purposes thereof shall be given to each shareholder entitled to notice as provided by law, not less than seven nor more than ninety days before the date of the meeting. Such notice may be given by or at the direction of the Chairman of the Board, the Vice Chairman, the President or the Secretary by personal delivery or by mail addressed to the shareholder at his last address as it appears on the records of the Corporation. Any shareholder may waive in writing notice of any meeting, either before or after the holding of such meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

SECTION 4. PERSONS BECOMING ENTITLED BY OPERATION OF LAW OR TRANSFER.

     Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which previously to the entering of his name and address on the records of the Corporation shall have been duly given to the person from whom he derives his title to such shares.

SECTION 5. QUORUM AND ADJOURNMENTS.


     Except as may be otherwise required by law or by the Articles of Incorporation or these Regulations, the holders of a majority of the then-outstanding shares entitled to vote in an election of directors, taken together as a single class ("Voting Shares"), present in person or by proxy, shall constitute a quorum; provided that any meeting duly called, whether a quorum is present or otherwise may, by order of the Chairman of the Board or vote of the holders of the majority of the Voting Shares represented thereat, adjourn from time to time, in which case no further notice of any such adjourned meeting need be given.


SECTION 6. BUSINESS TO BE CONDUCTED AT MEETINGS.

     No business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 6. To be properly brought before a meeting of shareholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors, otherwise properly brought before the meeting by or at the direction of the directors or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five
(75) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the proposal desired to be brought before the meeting and a statement of the reasons for making such proposal at the meeting; (iii) the name and record address of, and the class and number of shares of the Corporation beneficially owned by (A) the shareholder offering such proposal, (B) any other beneficial owner of the shares registered in such shareholder's name and (C) any other shareholder (or beneficial owner of shares) known by such shareholder to be supporting such proposal on the date of such shareholder's notice; and (iv) any financial or other material interest of the shareholder (or any such beneficial owner) or other supporting shareholder in such proposal.


     If the Board of Directors, or a designated committee thereof, determines that any shareholder proposal was not timely made in accordance with the provisions of this Section 6, or that any proposal conflicts with or violates a provision of the Articles of Incorporation or Regulations of the Corporation, then such proposal shall not be presented for action at the meeting in question. If the Board of Directors, or a designated committee thereof, determines that the information provided in the shareholder's notice does not satisfy the informational requirements of this Section 6 in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. Such shareholder shall have the opportunity to cure such deficiency by providing additional information to the Secretary within the period of time, not to exceed five (5) days from the date such deficiency notice is given such shareholder, determined by the Board of Directors or such committee. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 6 in any material respect, then such proposal shall not be presented for action at the meeting in question.

     If neither the Board of Directors nor such committee makes a determination as to the compliance of any shareholder proposal with the provisions of this
Section 6, as set forth above, the chairman of the meeting of shareholders shall determine and declare to the meeting, if the facts warrant, that such proposal was not made in accordance with the provisions of this Section 6, and if he should so determine, the defective proposal shall be disregarded.

                                   DIRECTORS

SECTION 7. NUMBER.


     The number of directors of the Corporation shall be not less than nine (9) nor more than fifteen (15), as may be determined from time to time, upon the recommendation of a majority of the Continuing Directors (as hereinafter defined), by the holders of a majority of the outstanding Voting Shares at any annual meeting or special meeting called for the purpose of electing directors, and when so fixed such number shall continue to be the authorized number of directors until changed by the shareholders by vote as aforesaid or by the directors as hereinafter provided. In addition to the authority of the shareholders to fix or change the number of directors as described above, the directors, by majority vote of the Continuing Directors, may change the number of directors and may fill any vacancy that is created by an increase in the number of directors. In exercising the foregoing authority, the directors may not change the number of directors by more than two (2) from the number authorized by the shareholders at the last annual or special meeting of the shareholders at which the number of directors was fixed and in no event may the directors fix the number of directors at less than nine (9) nor more than fifteen (15). As used herein, the term "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on the date of the initial adoption of these Regulations by the shareholder(s) of the

Corporation or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

SECTION 8. NOMINATIONS.


     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders by or at the direction of the directors by any nominating committee or person appointed by the directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety
(90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth
(15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth as to each nomination: (i) the name, age and business address or residence address of any proposed nominee, the nominee's principal employment or occupation and the other information which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (ii) the name and record address of, and the class and number of shares of the Corporation beneficially owned by (A) the shareholder offering such nomination,
(B) any other beneficial owner of the shares registered in such shareholder's name and (C) any other shareholder (or beneficial owner of shares) known by such shareholder to be supporting such nomination on the date of such shareholder's notice; and (iii) any financial or other material interest of the shareholder (or any such beneficial owner) or other supporting shareholder in such nomination. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 8.


     If the Board of Directors, or a designated committee thereof, determines that any shareholder nomination was not timely made in accordance with the provisions of this Section 8, or that any nomination conflicts with or violates a provision of the Articles of Incorporation or Regulations of the Corporation, then such nomination shall not be presented for action at the meeting in question. If the Board of Directors, or a designated committee thereof, determines that the information provided in the shareholder's notice does not satisfy the informational requirements of this Section 8 in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. Such shareholder shall have the opportunity to cure such deficiency by providing additional information to the Secretary within the period of time, not to exceed five (5) days from the date such deficiency notice is given such shareholder, determined by the Board of Directors or such committee. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 8 in any material respect, then such nomination shall not be presented for action at the meeting in question.

     If neither the Board of Directors nor such committee makes a determination as to the compliance of any shareholder nomination with the provisions of this
Section 8, as set forth above, the chairman of the meeting of shareholders shall determine and declare to the meeting, if the facts warrant, that such nomination was not properly brought before the meeting in accordance with the provisions of this Section 8, and if he should so determine, the defective nomination shall be disregarded.

SECTION 9. CLASSIFICATION, ELECTION AND TERM OF OFFICE OF DIRECTORS.

     Subject to the remaining provisions of this Section 9, the directors shall be divided into three (3) classes as follows: (i) the first class shall be composed of three directors, and the directors elected to such class shall hold office until the 1999 annual meeting of shareholders and until their respective successors are elected and qualified; (ii) the second class shall be composed of three directors, and the directors elected to such class shall hold office until the 2000 annual meeting of shareholders and until their respective successors are elected and qualified; and (iii) the third class shall be composed of three directors, and the directors elected to such class shall hold office until the 2001 annual meeting of shareholders and until their respective successors are elected and qualified; in all cases, subject to prior death, resignation or removal from office. Thereafter, at each annual meeting of shareholders, directors to succeed those whose terms are expiring at such annual meeting shall be elected to hold office until the third succeeding annual meeting of shareholders and until their respective successors are elected and qualified, subject to prior death, resignation or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned between the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of such class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Election of directors shall be by ballot whenever requested by any person entitled to vote at the meeting; but unless so requested such election may be conducted in any way approved at such meeting.

SECTION 10. REMOVAL.

     Except as otherwise provided by law, all the directors or all the directors of a particular class, or any individual director, may be removed from office without assigning any cause, by the affirmative vote of at least eighty percent (80%) of the Voting Shares at an annual meeting or at any special meeting duly called.

SECTION 11. VACANCIES.

     Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed pursuant to Section 7 hereof. Except in cases where a director is removed as provided by law and these Regulations and his successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term. A majority of the directors then in office may also fill any vacancy that results from an increase in the number of directors.

SECTION 12. QUORUM AND ADJOURNMENTS.

     A majority of the directors in office at the time shall constitute a quorum, provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as is otherwise provided in the Articles of Incorporation or these Regulations or is otherwise authorized by Section 1701.60(A)(1) of the Ohio Revised Code.

SECTION 13. ORGANIZATION MEETING.

     Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the directors, including those newly elected, if a quorum of all such directors is present, shall hold an organization meeting at the same place or at such other time and place as may be fixed by the shareholders at such meeting, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

SECTION 14. REGULAR MEETINGS.

     Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, as shall be so provided for.

SECTION 15. SPECIAL MEETINGS.

     Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the Chairman of the Board, the Vice Chairman, or a majority of the directors. Written notice of each such meeting shall be given to each director by personal delivery or by mail, cablegram or telegram not less than two days prior to such meeting or such shorter notice as the directors shall deem necessary and warranted under the circumstances. Any directors may waive in writing notice of any meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. Unless otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

SECTION 16. COMPENSATION.

     The directors are authorized to fix reasonable compensation, which may include pension, disability, and death benefits for services to the Corporation by directors or a reasonable fee for attendance at any meeting of the directors, the Executive Committee, or other committees elected under Section 20 hereof, or any combination of salary and attendance fee. In addition to such compensation provided for directors, they shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

SECTION 17. MEMBERSHIP AND ORGANIZATION.

     (a) The directors, at any time, may elect from their number an Executive Committee which shall consist of three or more directors of the Corporation, each of whom shall hold office during the pleasure of the directors and may be removed at any time, with or without cause, by vote thereof.

     (b) Vacancies occurring in the Committee may be filled by the directors.

     (c) In the event the directors have not designated a Chairman, the Committee shall appoint one of its own number as Chairman who shall preside at all meetings and may also appoint a Secretary (who need not be a member of the Committee) who shall keep its records and who shall hold office during the pleasure of the Committee.

SECTION 18. MEETINGS.

     (a) Regular meetings of the Committee may be held without notice of the time, place or purposes thereof and shall be held at such times and places within or without the State of Ohio as the Committee may from time to time determine.

     (b) Special meetings may be held upon notice of the time, place and purposes thereof at any place within or without the State of Ohio and until otherwise ordered by the Committee shall be held at any time and place at the call of the Chairman or any two members of the Committee.

     (c) At any regular or special meeting the Committee may exercise any or all of its powers, and any business which shall come before any regular or special meeting may be transacted thereat, provided a majority of the Committee is present, but in every case the affirmative vote of a majority of all of the members of the Committee shall be necessary to take any action.

     (d) Any authorized action by the Committee may be taken without a meeting by a writing signed by all the members of the Committee.

SECTION 19. POWERS.

     Except as its powers, duties and functions may be limited or prescribed by the directors, during the intervals between the meetings of the directors, the Committee shall possess and may exercise all the powers of the directors provided that the Committee shall not be empowered to declare dividends, elect or remove officers, fill vacancies among the directors or Executive Committee, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, nor recommend to the shareholders a dissolution of the Corporation or revocation of a dissolution. All actions of the Committee shall be reported to the directors at their meeting next succeeding such action and shall be subject to revision or alteration by the directors, provided that no rights of any third person shall be affected thereby.

SECTION 20. OTHER COMMITTEES.

     The directors may elect other committees from among the directors in addition to or in lieu of an Executive Committee and give to them any of the powers which under the foregoing provisions could be vested in an Executive Committee. Sections 17 and 18 shall be applicable to such other committees.

                                    OFFICERS

SECTION 21. OFFICERS DESIGNATED.

     The offices of the Corporation shall be a Chairman of the Board, a Vice Chairman, a President, a Secretary, a Treasurer and, in their discretion, one or more Vice Presidents, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the Board of Directors may from time to time deem appropriate. The Chairman of the Board and the Vice Chairman shall be, and the other officers may, but need not be, chosen from among the directors. Any two or more of such offices other than that of Chairman and Vice Chairman, President and Vice President, Secretary and Assistant Secretary or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation, these Regulations or any by-laws to be executed, acknowledged, or verified by two or more officers.

SECTION 22. ELECTION OF OFFICERS; TENURE OF OFFICE.

     All officers shall be elected by the Board of Directors. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.

     Notwithstanding anything to the contrary in the preceding paragraph or elsewhere herein, in the event of the death or permanent incapacity of the Chairman of the Board, (i) the person then holding the office of Vice Chairman shall automatically succeed to the office of Chairman for a continuous term (subject to his continued qualification) of not less than one year from the date of such succession and (ii) in the event such person's term as a director of the Corporation is due to expire during the one year period described above, such person shall be nominated by the Corporation for reelection to the Board of Directors at the next annual meeting.

SECTION 23. CHAIRMAN OF THE BOARD.

     The Chairman of the Board shall be the chief executive officer of the Corporation, shall preside at meetings of the shareholders and directors, shall initiate and develop broad corporate policies and shall have such other powers and duties as may be prescribed by the directors. Except where the signature of the President is required by law, the Chairman of the Board shall possess the same power as the President to execute all authorized deeds, mortgages, bonds, contracts and other instruments and obligations in the name of the Corporation.

SECTION 24. VICE CHAIRMAN.

     The Vice Chairman shall, in the absence of the Chairman of the Board, preside at meetings of the shareholders and the directors. He shall have such other powers and duties as may be prescribed by the directors.

SECTION 25. PRESIDENT.

     The President shall be the chief operating officer of the Corporation and shall have general supervision over its property, business and affairs, subject to the directions of the Chairman of the Board and/or the directors. Unless otherwise determined by the directors, he shall have authority to execute all authorized deeds, mortgages, bonds, contracts and other instruments and obligations in the name of the Corporation, and, in the absence of the Chairman of the Board and the Vice Chairman, shall preside at meetings of the shareholders and the directors. He shall have such other powers and duties as may be prescribed by the directors.

SECTION 26. VICE PRESIDENTS.

     The Vice Presidents shall have such powers and duties as may be prescribed by the directors or as may be delegated by the Chairman of the Board or the President.

SECTION 27. SECRETARY.

     The Secretary shall attend and keep the minutes of all meetings of the shareholders and of the directors. He shall keep such books as may be required by the directors, shall have charge of the seal of the Corporation and shall give all notices of meetings of shareholders and directors; provided, however, that any persons calling such meetings may, at their option, themselves give such notice. He shall have such other powers and duties as may be prescribed by the directors.

SECTION 28. TREASURER.

     The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations and similar property belonging to the Corporation and shall do with the same as shall be ordered by the directors. He shall keep accurate financial accounts and hold the same open for inspection and examination of the directors. On the expiration of his term of office, he shall turn over to his successor, or the directors, all property, books, papers and money of the Corporation in his hands. He shall have such other powers and duties as may be prescribed by the directors.

SECTION 29. OTHER OFFICERS.

     The Assistant Secretaries, Assistant Treasurers, if any, and the other officers, if any, shall have such powers and duties as the directors may prescribe.

SECTION 30. DELEGATION OF DUTIES.

     The directors are authorized to delegate the duties of any officers to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

SECTION 31. COMPENSATION.

     The directors are authorized to determine or to provide the method of determining the compensation of all officers.

SECTION 32. BOND.

     Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.

SECTION 33. SIGNING CHECKS AND OTHER INSTRUMENTS.

     The directors are authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 34. INDEMNIFICATION.

     The Corporation shall indemnify any director or officer or any former director or officer of the Corporation or any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to indemnify employees, agents and others as permitted by such Law.

     The indemnification authorized by the foregoing paragraph shall not be exclusive of, and shall be in addition to any other rights granted to those seeking indemnification under the Articles or Incorporation or these Regulations or any Indemnification Agreement (as hereinafter defined), vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Without derogation to the power of the Corporation from time to time to enter into, or assume the obligations of any affiliate of the Corporation under, any agreement granting rights of indemnification to any person or entity ("Indemnification Agreement"), the Corporation is hereby expressly authorized to assume the obligations of Park-Ohio Industries, Inc. under any Indemnification Agreement existing on the effective date of the merger of PKOH Merger Corp. with and into Park-Ohio Industries, Inc. (the "Merger"), and any obligations so assumed shall be binding upon the Corporation with the same force and effect as if the Corporation had been an original party to such Indemnification Agreement. The Corporation is further authorized to enter into Indemnification Agreements in substantially the same form as the Indemnification Agreements of Park-Ohio Industries, Inc. existing on the effective date of the Merger.

     The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators), against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, regardless of whether the Corporation would have indemnified him against such liability under the foregoing provisions of this Section 34. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

                                 CORPORATE SEAL

SECTION 35. CORPORATE SEAL.

     The corporate seal of the Corporation shall be circular in form and shall contain the name of the Corporation.

                    PROVISIONS IN ARTICLES OF INCORPORATION

SECTION 36. PROVISIONS IN ARTICLES OF INCORPORATION.

     These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation as the same may be in effect from time to time, including without limitation, the provisions of Article FOURTH thereof authorizing the Board of Directors to fix by resolution or resolutions providing for the issuance of Serial Stock, the voting powers and designation, preferences and relative rights, qualifications, limitations or restrictions of such Serial Stock to the fullest extent permitted by the laws of the State of Ohio.

                               LOST CERTIFICATES

SECTION 37. LOST CERTIFICATES.

     The directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon such terms and conditions as they may deem advisable upon satisfactory proof of loss or destruction thereof. When authorizing such issue of a new certificate, the directors may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the directors shall require and/or to give the Corporation a suitable bond or indemnity against loss by reason of the issuance of a new certificate.

                                  RECORD DATES

SECTION 38. RECORD DATES.

     For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (i) receive notice of or to vote at a meeting of shareholders; (ii) receive payment of any dividend or distribution;
(iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (iv) participate in the execution of written consents, waivers, or releases, the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii) and (iii) above, shall not be more than sixty
(60) nor fewer than ten (10) days, unless the Articles of Incorporation specify a shorter or a longer period for such purpose, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

                                   AMENDMENTS

SECTION 39. AMENDMENTS.

     (a) These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part, by the affirmative vote of the holders of two-thirds of the outstanding Voting Shares, unless such alteration, change, amendment or adoption has been recommended by at least two-thirds of the Board of Directors of the Corporation then in office, in which event such alteration, change, amendment or adoption may be approved by the affirmative vote of the holders of a majority of the outstanding Voting

Shares. No alteration, change or amendment of these Regulations or adoption of new Regulations in whole or part may be adopted by the shareholders other than pursuant to a vote of shareholders at an annual or special meeting or pursuant to a writing or writings signed by the holders of all of the Voting Shares entitled to notice of a meeting of the shareholders held for such purpose.

     (b) Notwithstanding the provisions of Section 39(a) hereof and notwithstanding the fact that a lesser percentage may be specified by law or in any agreement with any national securities exchange or any other provision of these Regulations, the amendment, alteration, change or repeal of, or adoption of any provisions inconsistent with, Sections 7, 9 or 10 of these Regulations shall require the affirmative vote of at least eighty percent (80%) of the outstanding Voting Shares, unless such amendment, alteration, change, repeal or adoption has been recommended by at least two-thirds of the Continuing Directors (as defined in Section 7 of these Regulations), in which event the provisions of
Section 39(a) hereof shall apply.

                                   APPENDIX D

           DISSENTERS' RIGHTS UNDER OHIO REVISED CODE SECTION 1701.85

1701.85 QUALIFICATIONS OF AND PROCEDURES FOR DISSENTING SHAREHOLDERS

     (A)(l) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74,1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings nay be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   APPENDIX E

                           PARK-OHIO INDUSTRIES, INC.

                         1998 LONG-TERM INCENTIVE PLAN

1. PURPOSES

     The purposes of the Park-Ohio Industries, Inc. 1998 Long-Term Incentive Plan (the "Plan") are to promote the long-term growth and performance of Park-Ohio Industries, Inc. (the "Company") and its subsidiaries by providing an opportunity for employees of the Company and its subsidiaries to participate through share ownership in the long-term growth and success of the Company, enhancing the Company's ability to attract and retain persons with desired abilities, providing additional incentives for such persons and furthering the identity of interests of employees and shareholders of the Company.

2. DEFINITIONS

     (a) "Award" means any form of stock option, stock appreciation right, restricted shares, share or share-based award or performance share granted to a Participant under the Plan.

     (b) "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" means the Compensation and Stock Option Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan, provided that the Committee shall be constituted so as to satisfy any applicable legal requirements, including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code or any respective successor rule.

     (f) "Fair Market Value" means the closing price of Shares as reported on the Nasdaq Stock Market for the date in question, provided that if no sales of Shares were made on the Nasdaq Stock Market on that date, the closing price of Shares as reported on the Nasdaq Stock Market for the preceding day on which sales of Shares were made on the Nasdaq Stock Market shall be used.

     (g) "Participant" means any employee of the Company or its direct or indirect subsidiaries or any other person whose selection the Committee determines to be in the best interests of the Company, to whom an Award is made under the Plan.

     (h) "Shares" means the common stock, par value $1.00 per share, of the Company.

3. SHARES AVAILABLE FOR AWARDS


     Subject to adjustment as provided in Section 11 below, the aggregate number of Shares which may be awarded under the Plan in each fiscal year of the Company shall be 550,000. No more than 550,000 Shares shall be cumulatively available for the grant of incentive stock options under the Plan and no more than 250,000 Shares shall be the subject of Awards to any individual Participant in any one calendar year. Shares issuable under the Plan may consist of authorized and unissued Shares or treasury Shares.


     Any Shares issued by the Company through the assumption or substitution of outstanding grants previously made by an acquired corporation or entity shall not reduce the Shares available for Awards under the Plan. If any Shares subject to any Award granted under the Plan are forfeited or if such Award otherwise terminates without the issuance of such Shares or payment of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan as if such Shares had not been subject to an Award.

4. ADMINISTRATION

     The Plan shall be administered by the Committee, which shall have full power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and policies for carrying out the Plan as it may deem necessary or proper in order to further the purposes of the Plan. In particular, the Committee shall have the authority to (i) select Participants to receive Awards, (ii) determine the number and type of Awards to be granted,
(iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted, (iv) interpret the terms and provisions of the Plan and any Award granted, (v) prescribe the form of any agreement or instrument executed in connection with any Award, and (vi) establish, amend and rescind such rules, regulations and policies for the administration of the Plan as it may deem advisable from time to time.

5. AWARDS

     The Committee shall determine the type(s) of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 5. Awards may be made singly, in combination, in tandem or in exchange for a previously granted Award, and also may be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

      (a) Stock Options. Awards may be made in the form of stock options, which may be incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options not intended to qualify under Section 422 of the Code. Incentive stock options may be granted only to employees. The aggregate Fair Market Value (determined at the time the option is granted) of Shares as to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code from time to time). The exercise price of stock options granted under the Plan shall be not less than 100% of Fair Market Value on the date of the grant. A stock option granted under the Plan shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee, provided that no stock option shall be exercisable more than ten years after the date of grant. A participant may pay the exercise price of a stock option in cash, Shares or a combination of cash and Shares. The Committee shall establish appropriate procedures for accepting Shares in payment of the exercise price of a stock option and may impose such conditions as it deems appropriate on such use of Shares.

      (b) Stock Appreciation Rights. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment, in cash or Shares, equal to the appreciation in market value of a stated number of Shares from the price stated in the Award Agreement to the Fair Market Value on the date of exercise or surrender. SARs may be granted either separately or in conjunction with other Awards granted under the Plan. Any SAR related to a nonstatutory stock option may be granted at the same time such option is granted or any time thereafter before exercise or expiration of such option. Any SAR related to an incentive stock option must be granted at the same time such option is granted. Any SAR related to an option shall be exercisable only to the extent the related option is exercisable. In the case of any SAR related to any option, the SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related option. Similarly, upon exercise of an SAR as to some or all of the Shares covered by a related option, the related option shall be canceled automatically to the extent of the SARs exercised, and such Shares shall not thereafter be eligible for grant. The Committee may impose such conditions or restrictions upon the exercise of any SAR as it shall deem appropriate.

      (c) Restricted Shares. Awards may be granted in the form of restricted Shares in such numbers and at such times as the Committee shall determine. Awards of restricted Shares shall be subject to such terms, conditions or restrictions as the Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or financial performance of the Company. The period of vesting and forfeiture restrictions shall be established by the Committee at the time of grant, except that no restriction period shall be less than 12 months. During the period in which any restricted Shares are subject to forfeiture restrictions, the Committee may, in its discretion, grant to the Participant to whom such restricted Shares have been awarded, all or any of the rights of a shareholder with respect to such restricted Shares, including the right to vote such Shares and to receive dividends with respect to such Shares.

      (d) Performance Shares. Awards may be made in the form of Shares that are earned only after the attainment of predetermined performance targets as established by the Committee at the time an Award is made ("Performance Shares"). A performance target shall be based upon one or any combination of the following: (i) revenues of the Company; (ii) operating income of the Company;
(iii) net income of the Company; (iv) earnings per Share; (v) the Company's return on equity; (vi) cash flow of the Company; (vii) Company shareholder total return; (viii) return on assets; (ix) return on investment; (x) asset turnover;
(xi) liquidity; (xii) capitalization; (xiii) stock price; (xiv) expenses; (xv) operating profit and margin; (xvi) retained earnings; (xvii) market share; (xviii) sales to targeted customers; (xix) customer satisfaction; (xx) quality measures; (xxi) productivity; (xxii) safety measures; or (xxiii) educational and technical skills of employees. Performance targets may also be based on the attainment of levels of performance of the Company and/or any of its affiliates or divisions under one or more of the measures described above relative to the performance of other businesses. The Committee shall be permitted to make adjustments when determining the attainment of a performance target to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company's financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) of the Code to the extent applicable. Awards of Performance Shares made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such Awards shall be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions of this Section 5(d) also shall be applicable to Awards of restricted Shares made under Section 5(c) to the extent such Awards of restricted Shares are subject to the financial performance of the Company. At the end of the applicable performance period, Performance Shares shall be converted into Shares (or cash or a combination of Shares and cash, as set forth in the Award Agreement) and distributed to Participants based upon the applicable performance entitlement. Award payments made in cash rather than the issuance of Shares shall not, by reason of such payment in cash, result in additional Shares being available under the Plan.

      (e) Stock Awards. Awards may be made in Shares or on a basis valued in whole or in part by reference to, or otherwise based upon, Shares. Share awards shall be subject to conditions established by the Committee and set forth in the Award Agreement.

6. PAYMENT OF AWARDS; DEFERRALS

     Payment of Awards may be made in the form of Shares, cash or a combination of Shares and cash and may include such restrictions as the Committee shall determine, including restrictions on transfer and forfeiture provisions. With Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including the capability to make further deferrals for payment after retirement. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Shares.

7. TAX WITHHOLDING

     The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or cash relating to an Award made under the Plan, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by
(i) delivering to the Company Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Shares having such Fair Market Value and otherwise issuable to the Participant under the Plan.

8. TERMINATION OF EMPLOYMENT

     If the employment of a Participant terminates for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

9. NONASSIGNABILITY

     Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

10. CHANGE IN CONTROL

     (a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all stock options or SARs then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable, (ii) all restrictions and conditions of all Awards of restricted Shares then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Awards of Performance Shares shall be deemed to have been fully earned as of the date of the Change in Control.

     (b) A "Change in Control" of the Company shall have occurred when any of the following events shall occur:

          (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

          (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

          (iii) There is a report filed or required to be filed on Schedule 13D on Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner, is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

          (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each Director who is first elected, or first nominated for election by the Company's shareholders by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

     Notwithstanding the foregoing provisions of Section 10(b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

11. ADJUSTMENTS UPON CHANGES OF CAPITALIZATION

     In the event of any change in the outstanding Shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the number of Shares as to which Awards may be granted under the Plan, including limitations relating to incentive stock option Awards and maximum Awards to individual Participants, the number of Shares issuable pursuant to then outstanding Awards, and/or, if appropriate, the prices of Shares related to outstanding Awards, shall be appropriately and proportionately adjusted.

12. RIGHTS OF EMPLOYEES

     Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continued employment with the Company or any subsidiary.

13. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN AND AWARDS

     The Board may amend, suspend or terminate the Plan at any time, provided that no such action shall be taken that would impair the rights under an outstanding Award without the Participant's consent.

     The Board may amend the terms of any outstanding Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent and no such amendment shall have the effect, with respect to any employee subject to Section 162(m) of the Code, of increasing the amount of any Award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such Participant.

14. GOVERNING LAW

     The Plan, together with all determinations and actions made or taken in connection therewith, to the extent not otherwise governed by the Code or other laws of the United States, shall be governed by the laws of the State of Ohio.

15. EFFECTIVE AND TERMINATION DATES

     The Plan shall become effective on the date it is approved by the shareholders of the Company. The Plan shall continue in effect until terminated by the Board, at which time all outstanding Awards shall remain outstanding in accordance with their applicable terms and conditions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 34 of the Holding Company's Code of Regulations, as currently in effect, provides that the Holding Company will indemnify any director or officer or any former director or officer of the Holding Company or any person who is or has served at the request of the Holding Company as a director, officer or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time.

     Section 34 further provides that the indemnification provided for therein shall not be deemed to restrict the right of the Holding Company to indemnify employees, agents and others as permitted by such Law, and shall be in addition to any other rights granted to those seeking indemnification under the Articles or Incorporation or these Regulations or any Indemnification Agreement (as hereinafter defined), vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     In addition, Section 34 provides that, without derogation to the power of the Holding Company from time to time to enter into, or assume the obligations of any affiliate of the Holding Company under, any agreement granting rights of indemnification to any person or entity ("Indemnification Agreement"), the Holding Company is expressly authorized to assume the obligations of Park-Ohio Industries, Inc. under any Indemnification Agreement existing on the date of the initial adoption of the Holding Company Regulations, and any obligations so assumed will be binding upon the Holding Company with the same force and effect as if the Holding Company had been an original party to such Indemnification Agreement.

     Section 34 also authorizes the Holding Company to purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the Holding Company, or is or was serving at the request of the Holding Company as a director, trustee, officer, employee or agent of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators), against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, regardless of whether the Holding Company would have indemnified him against such liability under any other provision of Section 34. It further provides that insurance may be purchased from or maintained with a person in which the Holding Company has a financial interest.

     Section 1701.13(E) of the Ohio General Corporation Law provides in regard to indemnification of directors and officers as follows:

          (1) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, member, manager, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

             (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

             (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

             (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
        (E)(1) or (2) of this section;

             (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

             (c) By the shareholders;

             (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1)(2) of this section was brought.

          Any determination made by the disinterested directors under division
     (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or
     (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

             (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

             (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, member, manager, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving bank, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving bank as he would if he had served the new or surviving bank in the same capacity.

     Pursuant to the Merger Agreement, the Holding Company has agreed to assume all indemnity agreements in existence on the Effective Date ("Indemnity Agreements") between the Company and any director and/or executive officer of the Company who is also a director or officer of the Holding Company ("Indemnitees"). Pursuant to each Indemnity Agreement, the Company must indemnify the Indemnitee with respect to his activities as a director or officer of the Company and/or as a person who is serving or has served on behalf of the Company ("Representative") as a director, officer or trustee of another corporation, joint venture, trust or other enterprise, domestic or foreign, in which the Company has a direct or indirect ownership interest against expenses (including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him ("Expenses") in connection with any claim against the Indemnitee which is the subject of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal (a "Proceeding"), to which the Indemnitee was, is or is threatened to be made a party by reason of facts which include the Indemnitee's being or having been such a director, officer or Representative, to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:

          (a) The benefits provided by the Company's Regulations as of the date of the Indemnity Agreement;

          (b) The benefits provided by the Articles of Incorporation, Regulations or By-laws or their equivalent of the Company in effect at the time Expenses are incurred by the Indemnitee;

          (c) The benefits allowable under Ohio law in effect as of the date of the Indemnity Agreement;

          (d) The benefits allowable under the law of the jurisdiction under which the Company exists at the time Expenses are incurred by the Indemnitee;

          (e) The benefits available under liability insurance obtained by the Company;

          (f) The benefits which would have been available to the Indemnitee under his Executive Liability Insurance Policy; and

          (g) Such other benefits as are or may be otherwise available to the Indemnitee.

     The Indemnitee Agreements provide for the advancement of Expenses to the Indemnitee if the Indemnitee provides the Company with a written undertaking that (i) the Indemnitee has notified the Company of any Proceeding; (ii) the Indemnitee believes he should prevail in the Proceeding and (iii) that the Indemnitee will reimburse the Company for all Expenses if it is determined that the Indemnitee is not entitled to indemnification.

     The Holding Company also maintains directors' and officers' liability insurance, pursuant to which directors and officers of the Holding Company are insured against certain liabilities, including certain liabilities under the 1933 Act.

ITEM 21. EXHIBITS AND FINANCIAL SCHEDULES

     The following exhibits are being filed herewith and made a part hereof:


EXHIBIT NO.                     DESCRIPTION OF DOCUMENT
-----------                     -----------------------
   2          Agreement of Merger dated February 20, 1998 by and among
              Park-Ohio Industries, Inc., PKOH Holding Corp. and PKOH
              Merger Corp. (attached as Appendix A to the Proxy
              Statement/Prospectus filed as part of this Registration
              Statement)
   3.1        Amended and Restated Articles of Incorporation of PKOH
              Holding Corp. (attached as Appendix B to the Proxy
              Statement/Prospectus filed as part of this Registration
              Statement)
   3.2        Code of Regulations of PKOH Holding Corp. (attached as
              Appendix C to the Proxy Statement/Prospectus filed as part of this Registration Statement)
   4*         Form of Stock Certificate of PKOH Holding Corp.
   5          Opinion of Squire, Sanders & Dempsey L.L.P. regarding
              legality of securities
   8          Opinion of Squire, Sanders & Dempsey L.L.P. regarding tax
              matters
  10.1        Proposed Park-Ohio Industries, Inc. 1998 Long-Term Incentive
              Plan (attached as Appendix E to the Proxy
              Statement/Prospectus filed as part of this Registration
              Statement)
  13          Park-Ohio Industries, Inc.'s Annual Report on Form 10-K for
              the year ended December 31, 1997 (filed on March 31, 1998,
              SEC File No. 000-03134 and incorporated by reference and
              made a part hereof)
  23.1        Consent of Squire, Sanders & Dempsey L.L.P. (included in
              Exhibits 5 and 8)
  23.2        Consent of Ernst & Young LLP
  24*         Power of Attorney
  99          Form of Proxy of Park-Ohio Industries, Inc.



* Previously filed.


ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cleveland, Ohio, on April 16, 1998.


                                          PKOH HOLDING CORP.

                                          By: /s/ RONALD J. COZEAN

                                            ------------------------------------
                                            Ronald J. Cozean
                                            General Counsel and Secretary

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                             *                                        April 16, 1998
------------------------------------------------------------               Date
                     Edward F. Crawford
      Chairman, President and Chief Executive Officer
               (Principal Executive Officer)

                             *                                        April 16, 1998
------------------------------------------------------------               Date
                      James S. Walker
         Vice President and Chief Financial Officer
        (Principal Financial and Accounting Officer)

                             *                                        April 16, 1998
------------------------------------------------------------               Date
                    Lewis E. Hatch, Jr.
                          Director

                             *                                        April 16, 1998
------------------------------------------------------------               Date
                     Thomas E. McGinty
                          Director

                             *                                        April 16, 1998
------------------------------------------------------------               Date
                    Lawrence O. Selhorst
                          Director

                             *                                        April 16, 1998
------------------------------------------------------------               Date
                       James W. Wert
                          Director

                             *                                        April 16, 1998
------------------------------------------------------------               Date
                    Matthew V. Crawford
                          Director

                             *                                        April 16, 1998
------------------------------------------------------------               Date
                     Felix J. Tarorick
                          Director

                             *                                        April 16, 1998
------------------------------------------------------------               Date
                      Kevin R. Greene
                          Director


* The undersigned pursuant to a Power of Attorney executed by each of the Directors and Officers identified above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated.


By: /s/ RONALD J. COZEAN                                              April 16, 1998
    --------------------------------------------------------               Date
    Ronald J. Cozean, Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT NO.                     DESCRIPTION OF DOCUMENT
-----------                     -----------------------
   2          Agreement of Merger dated February 20, 1998 by and among
              Park-Ohio Industries, Inc., PKOH Holding Corp. and PKOH
              Merger Corp. (attached as Appendix A to the Proxy
              Statement/Prospectus filed as part of this Registration
              Statement)
   3.1        Amended and Restated Articles of Incorporation of PKOH
              Holding Corp. (attached as Appendix B to the Proxy
              Statement/Prospectus filed as part of this Registration
              Statement)
   3.2        Code of Regulations of PKOH Holding Corp. (attached as
              Appendix C to the Proxy Statement/Prospectus filed as part of this Registration Statement)
   4*         Form of Stock Certificate of PKOH Holding Corp.
   5          Opinion of Squire, Sanders & Dempsey L.L.P. regarding
              legality of securities
   8          Opinion of Squire, Sanders & Dempsey L.L.P. regarding tax
              matters
  10.1        Proposed Park-Ohio Industries, Inc. 1998 Long-Term Incentive
              Plan (attached as Appendix E to the Proxy
              Statement/Prospectus filed as part of this Registration
              Statement)
  13          Park-Ohio Industries, Inc.'s Annual Report on Form 10-K for
              the year ended December 31, 1997 (filed on March 31, 1998,
              SEC File No. 000-03134 and incorporated by reference and
              made a part hereof).
  23.1        Consent of Squire, Sanders & Dempsey L.L.P. (included in
              Exhibits 5 and 8)
  23.2        Consent of Ernst & Young LLP
  24*         Power of Attorney
  99          Form of Proxy of Park-Ohio Industries, Inc.



* Previously filed.